Registration No. 333-297076

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARTFORD CREATIVE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7310

(Primary Standard Industrial Classification Code Number)

51-0675116

(I.R.S. Employer Identification Number)

8832 Glendon Way

Rosemead, California 91770

(626) 321-1915

(Address, including zip code, and telephone number, including area code, of registrant’s Principal Executive Offices)

Sheng-Yih Chang

8832 Glendon Way

Rosemead, California 91770

(626) 321-1915

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 United States Telephone: (713) 651-2678	Jeffrey P. Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th floor New York, NY 10036 T: (212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and the Registration Statement on Form S-1, as amended (File No. 333-285158), initially filed on February 24, 2025, as amended by Amendment No. 1 filed on May 2, 2025, Amendment No. 2 filed on August 27, 2025, and Amendment No. 3 filed on September 9, 2025, and declared effective on September 11, 2025, as subsequently amended by post-effective amendments filed on November 20, 2025, November 25, 2025, December 16, 2025, and May 18, 2026 (as amended, the “Prior Registration Statement”), which registered, among other securities, the primary issuance of up to 1,500,000 shares of common stock, par value $0.001 per share.

Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement. The post-effective amendment to the Prior Registration Statement shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement also relates to securities previously registered under the Prior Registration Statement. No additional registration fee is payable with respect to any securities previously registered under the Prior Registration Statement and carried forward into this combined prospectus. The registration fee payable with respect to the additional securities registered hereby is set forth in the Calculation of Filing Fee Table filed as Exhibit 107 to this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus relating to (i) the shares of common stock registered under this Registration Statement and (ii) the shares of common stock previously registered under the Registration Statement on Form S-1 (File No. 333-285158), initially filed on February 24, 2025, as amended by Amendment No. 1 filed on May 2, 2025, Amendment No. 2 filed on August 27, 2025, and Amendment No. 3 filed on September 9, 2025, and declared effective on September 11, 2025, as subsequently amended by post-effective amendments filed on November 20, 2025, November 25, 2025, December 16, 2025, and May 18, 2026 (as amended, the “Prior Registration Statement”). Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement solely with respect to the securities covered by the combined prospectus included herein. The post-effective amendment to the Prior Registration Statement shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and is subject to change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated JULY [  ], 2026

HARTFORD CREATIVE GROUP, INC.

Up to 5,000,000 Shares of Common Stock

This prospectus relates to the issuance and sale by Hartford Creative Group, Inc. (“HFUS,” “we,” “us,” “our” or the “Company”) of up to 5,000,000 shares of our common stock, par value $0.001 per share, at an assumed public offering price of $4.00 per share, for an aggregate offering amount of up to $20,000,000. This prospectus is a combined prospectus filed pursuant to Rule 429 under the Securities Act and relates to shares of common stock registered under this Registration Statement and shares of common stock previously registered under the Prior Registration Statement.

Our common stock is listed on the OTC Markets Group under the symbol “HFUS.” As of July 10, 2026, the last reported sale price of our common stock was $4.00 per share. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “HFUS.” The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and for future reports.

We currently have three subsidiaries located in the People’s Republic of China (the “PRC” or “China”), and some of our executive officers and directors are located in or have significant ties to China. These ties to China present legal and operational risks to us and our investors, including significant risks related to actions that may be taken by China in the areas of regulatory, liquidity and enforcement, which exist and could affect our current operations and the offering of our securities. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless.

Our common stocks offered in this offering are shares of HFUS. A substantial majority of our operations are conducted by the PRC operating entities. The common stocks offered in this prospectus are shares of HFUS instead of shares of the PRC operating entities. Holders of our common stocks do not directly own any equity interests in the PRC operating entities, but will instead own shares of a U.S. company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our common stocks, including that it could cause the value of our common stocks to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — The Chinese government may be authorized by the PRC laws to regulate over the manner in which we must conduct our business, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our common stocks to significantly decline or be worthless.”

We and our PRC operating entities face legal and operational risks associated with having substantial operations in the Chinese mainland. Our business, results of operations and financial condition may be influenced to a significant degree by the PRC economic and social conditions. Changes in China’s economic or social conditions or government policies could materially affect our business and results of operations. These risks could result in a material change in our operations and/or the value of our common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate the business operations, data security and anti-monopoly activities of China-based companies, including the following: Cybersecurity Review Measures, the Measures for the Security Assessment of Outbound Data Transfer and related guidelines, the Measures for the Standard Contract for the Outbound Cross-Border Transfer of Personal Information and related guidelines, the Provisions on Promoting and Standardizing Cross-border Data Flows, the Anti-Monopoly Law and its supporting laws and regulations and related guidelines, the Special Administrative Measures for Foreign Investment Access (Negative List) (2024 edition), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and seven supporting guidelines, and the Provisions on Strengthening the Confidentiality and Archives Management Related to Overseas Securities Issuance and Listing by Domestic Enterprises (the “Confidentiality Provisions”).

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Measures and the supporting Guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, both directly and indirectly, shall submit the required filing materials with the CSRC within three business days following its submission of an application for its initial public offering or listing applications. If a PRC domestic company fails to complete required filing procedures, conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling stockholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

The Company is a U.S. entity formed and organized under the applicable laws of the State of Nevada. As of the date of this prospectus, our PRC operating entities have received (or we believe are otherwise not required to receive) from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Our PRC subsidiaries are not operating in an industry that prohibits or limits foreign investment. Other than those permissions or approvals required for a domestic company in China to engage in the businesses similar to those which our subsidiaries are engaged in, we are not required to obtain any permissions or approvals from Chinese authorities, including the CSRC, Cyberspace Administration of China (CAC) or any other governmental agency that is required to operate the business of the PRC subsidiaries and to offer the securities of the Company to any non-U.S. investors. Such requisite licenses, permissions and approvals may include a business license, registration receipt of stationary pollution source discharge, registration of foreign trade operator, and a customs declaration corporate registration certificate.

As the Company is a corporation organized under the laws of the State of Nevada within the U.S., we do not believe we are required to complete the applicable filing procedures with the CSRC as required of PRC domestic companies under the Trial Measures before we can complete this offering and listing on the Nasdaq. Such CSRC filing obligations are imposed under PRC law, and any noncompliance is not a bar to SEC registration or Nasdaq listing under U.S. law. However, if the applicable PRC authorities deemed that the Company and/or its subsidiaries are required to complete applicable filing procedures with the CSRC, it may lead to enforcement risk under applicable PRC laws, rules and regulations.

If we were deemed by PRC authorities to be required to complete such applicable filing procedures with the CSRC, based on the Trial Measures, the CSRC shall conclude the filing procedures within 20 business days upon the receipt of the required filing materials, provided the filing materials are complete and in compliance with the Trial Measures. If a PRC domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling stockholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Risk Factors — Risks Relating to Doing Business in the PRC — The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.”

Current PRC regulations permit our PRC operating entities, to pay dividends to HFUS only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Cash dividends, if any, on our common stock would be paid in U.S. dollars. The PRC government also imposes regulations on the conversion of Chinese currency, Renminbi, or “RMB,” into foreign currencies and the remittance of currencies out of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may impose restrictions on access to foreign currencies for current account transactions, and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our stockholders. Furthermore, if any PRC operating entity incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from the PRC operating entities, we may not be able to pay dividends to our investors, should we desire to do so in the future. For further details, see “Risk Factors - Risks Relating to Doing Business in the PRC - PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to PRC entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” In the future, cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, may be transferred by us to our PRC operating entities via capital contribution and loans subject to applicable regulatory approvals, as the case may be, to meet the capital needs of their business operations.

We intend to use the proceeds from this offering to increase marketing capabilities, increase production capacity, expand research and development and for other general corporate purposes, including working capital. See “Use of Proceeds.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained WestPark Capital, Inc. to act as the representative (the “Representative”) of the underwriters (the “underwriters”) and the lead managing underwriter in connection with this offering. See “Underwriting” in this prospectus for more information regarding the underwriting arrangements.

	Per Share	Total
Initial public offering price	$4.00	$20,000,000
Underwriting discounts(1)	$0.28	$1,400,000
Proceeds, before expenses, to us(2)	$3.72	$18,600,000

(1)	Represents underwriting discount equal to seven percent (7%) of the public offering price per share (or $0.28 per share).

(2)	Does not include the accountable expenses of up to $100,000 and a non-accountable expenses allowance of two percent (2%) of the gross proceeds of this offering payable to the underwriters. See “Underwriting” beginning on page 64 of this prospectus for a description of all compensation payable to the underwriters.

The underwriters expect to deliver the shares against payment on or about [●], 2026.

WESTPARK CAPITAL

AMERICAN TRUST INVESTMENT SERVICES

The date of this prospectus is July 13, 2026

Through and including July 20, 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor the underwriters have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise, all references to:

●	the “Company,” “HFUS,” the “registrant,” “we,” “our,” or “us” mean Hartford Creative Group, Inc. and its subsidiaries;

●	“year” or “fiscal year” means the year ending July 31;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars;

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Chinese mainland” are to the mainland of PRC, solely for the purpose of this Prospectus, excluding Taiwan, the special administrative regions of Hong Kong, Macau;

●	“HFZY” are to Hartford ZY Culture Media (Shanghai) Co., Ltd.;

●	“NJHY” are to Nanjing HaoYiPeng Information Technology Ltd.;

●	“PRC laws and regulations” or “PRC laws” are to the laws and regulations of the Chinese mainland in force, published for comments (if specifically stated) or being promulgated but have not come into effect (if specifically stated) and publicly available in Chinese mainland as of the date of this prospectus;

●	“PRC operating entities” are to HFZY, SXHM and NJHY; and

●	“SXHM” are to Shaoxing Huomao Network Technology Co., Ltd.

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MARKET DATA

We are responsible for the information contained in this prospectus and the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission, of which this prospectus constitutes a part. Market data and certain industry data and forecasts used throughout this prospectus were obtained from market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. We did not commission any third party for collecting or providing data used in this prospectus. Industry surveys, publications, consultant surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. Third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most current data available to us. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

3

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Solely for convenience, our trademarks, service marks, and trade names referred to in this registration statement may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights to these trademarks and trade names. All other trademarks, service marks, and trade names included in this prospectus are the property of their respective owners.

Our Company and Mission

Hartford Creative Group, Inc. (“HFUS,” “we,” “us,” or “Company”) specializes in delivering marketing solutions tailored to businesses of small and medium-sized enterprises (SMEs). Our suite of precision marketing services offers cross-media strategies that enable advertisers to effectively target and engage audiences across premier media platforms. We leverage our interconnecting network and keen insights into market demands to develop and implement bespoke marketing initiatives. These initiatives encompass the design, placement, monitoring, and optimization of advertising campaigns.

Navigating the intricate landscape of the modern marketing and sales value chain presents numerous challenges, particularly for enterprises lacking the necessary expertise. Many struggle with creating ample marketing content, devising effective strategies, converting leads, and managing customer relations—tasks made more daunting by the sheer volume of use cases across diverse marketing channels. According to the publication Digital Transformation Market Size, Share, Growth & Trends Analysis Report By Solution, By Deployment, By Service, By Enterprise Size, By End-use, By Region, And Segment Forecasts, 2024 – 2030, the global digital transformation market size was estimated at USD 880.3 billion in 2023 and is expected to grow at a compound annual growth rate (CAGR) of 27.6% from 2024 to 2030. With 1.02 billion internet users and the world’s largest social media population, China’s growing economy, booming technology sector, and thriving e-commerce scene make it one of the most intriguing markets in the world today. Social media has long been one of the most important communication channels in China, with the country having the world’s largest number of social media users at over 983.3 million as of November 2024.

The pent-up demand from social media influencers’ marketing needs on social media apps enable the Company to expand its precise marketing services. As an advertising collaborator of China’s major social media markets, we aim to provide customers with vertical integration services, from early-stage such as advertising video creation, photography and editing, to advertising operation and management on social media apps. Furthermore, we are expanding our advertising business internationally, including initiating TikTok advertising campaigns overseas and equipping our Chinese clientele with the tools to penetrate international markets, including the United States.

We have been committed to building an efficient sales network and mechanism to achieve effective customer coverage and sustainable growth. We seek to maintain mutually beneficial relationships with customers and have gained the trust of many customers across a spectrum of industries, presenting us with further cross-selling and up-selling opportunities. We have built a diversified customer base with a strong willingness to pay. Since launching our advertising placement services business in January 2024, we have experienced significant growth and expansion. For the nine months ended April 30, 2026, we generated net revenue of approximately $1.5 million from our advertising placement services. For the fiscal year ended July 31, 2025, we generated net revenue of approximately $2.0 million from advertising placement services. We believe this growth reflects the continued expansion of our advertising platform and the growth of our customer base. In response to the continued expansion of our advertising business, we initiated a strategic optimization of our advertising client portfolio during the latter part of calendar year 2025. As part of this initiative, we focused on strengthening relationships with high-quality customers, consolidating key accounts, and enhancing engagement with larger advertisers. In April 2026, we entered into non-binding framework agreements with several major customers with an aggregate contract value of approximately RMB 500 million. These framework agreements establish the basis for future advertising placement opportunities and are expected to enhance the visibility and stability of our business pipeline. We believe these initiatives position us to further expand our advertising placement services business and increase advertising transaction volume in future periods. However, revenues generated under the framework agreements will depend on the execution of individual service orders, customer advertising spending levels, market conditions, and other factors, and there can be no assurance regarding the amount or timing of revenues that may ultimately be realized from such arrangements.

Based on market research and discussions between the board and third-party suppliers and experts, the Company has further developed a plan for mini-drama business. The Company is strategically positioned to capture considerable market interest and enhance revenue streams from its innovative mini-drama business. As part of this initiative, the Company launched a mini-drama application named “YYYS,” which was initially made available for testing on April 28, 2026 and was formally launched on May 6, 2026 through Google Play in the United States. The application was subsequently launched and made available on the Apple App Store in the United States on June 2, 2026. Upon launch, the platform offers over 160 short dramas with an aggregate runtime of more than 10,000 minutes. The Company intends to expand its content library to approximately 1,200 short dramas by the end of calendar year 2026 and approximately 5,000 short dramas by the end of calendar year 2027. While the Company has initiated certain steps toward development and commercialization, the mini-drama business remains at an early stage, and there can be no assurance that it will achieve commercial success or scale as intended.

Our mission is to excel as the premier partner for enterprises worldwide, driving digital and intelligent transformation and enabling scalable digital marketing and content-driven engagement across global markets.

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Our Industry and Trends

Revolutionary industry trends are transforming the landscape of advertising procurement and dissemination. Our strategic positioning allows us to capitalize on the dynamic shifts in digital marketing and consumer behavior.

Our industry’s key trends include:

The digital advertising landscape is rapidly evolving, driven by technological advancements, shifting consumer behaviors, and sophisticated audience targeting. Enhanced content delivery across multiple platforms, increasing mobile and device usage, and refined audience segmentation have created a diverse ecosystem for advertisers to reach and engage their target audiences effectively.

Increasing Digital Advertising Investment by SMEs: The uptake of digital advertising by SMEs are now harnessing digital media’s potential, propelled by technological advancements that facilitate multi-channel advertising with a local focus. The drive for efficient campaigns with tangible results and the imperative needs of the COVID-19 era have accelerated SMEs’ digital advertising adoption.

Multicultural Audience Engagement: The rise of digital media and new marketing channels has led to more nuanced audience segmentation, particularly among multicultural demographics. The competitive edge will belong to those who can forge direct connections between advertisers and multicultural audiences, leveraging insights from these interactions.

Programmatic Local Advertisement Buying: Programmatic advertising has revolutionized local advertisement buying, enabling precise targeting to the individual level. Programmatic advertising is the use of automated, technology-driven processes, such as software, algorithms and data, to buy and place digital advertisements in real-time across the internet, instead of relying on traditional methods such as direct negotiations or manual insertion orders. The consolidation of inventory allows local advertisers to select their advertisement placements with greater specificity. Technologies such as geotargeting and IP address identification have democratized targeted local advertising, which previously was dominated by larger national advertisers. We believe that accessing a platform to target audiences across all digital inventories presents a significant competitive advantage. Moreover, the ability to tailor audiences to local providers’ needs offers substantial benefits for local advertisers, fostering higher engagement, retention, and opportunities for sales growth. The local advertising sector is poised to deepen its understanding and utilization of these capabilities.

Lack of Third-Party Cookies: The ongoing industry shift away from third-party cookies, including browser-level restrictions and evolving privacy regulations, is introducing a new set of challenges for SMEs in the digital advertising arena. Despite the sustained support for first-party data, limitations on third-party cookies are anticipated to impact the efficacy of advertising campaigns. The core issue lies in the disconnect between advertisement impressions and user identity, compounding the existing hurdles for these businesses. However, this shift also heralds substantial opportunities for innovative tech companies poised to offer advanced media buying solutions that can bridge the gap to ensure minimal disruption in advertising performance.

The COVID-19 pandemic has underscored the importance of return on investment (ROI) for advertisement spending. Digital advertisements, with their inherent measurability and adaptability, stand out against traditional media by offering a more resilient and effective platform for today’s market demands.

The Rise of Mini-Dramas in China’s Entertainment Landscape: In 2023, China’s mini-drama market reached 37.4 billion RMB (US$5.2 billion), nearly 70 percent of China’s box office revenue that year. The number is expected to reach 100 billion RMB in 2027 (US$13.8 billion), according to a report by iMedia Research.

Our Customers

Our customers consist of advertisement buyers. During the nine months ended April 30, 2026, we entered into advertising service contracts with approximately 48 customers, compared to approximately 43 customers during the fiscal year ended July 31, 2025. These customers included SMEs, large advertising holding companies (which may manage several agencies), independent advertising agencies and mid-market advertising service organizations.

As part of our growth strategy, we are also developing a mini-drama content platform that is intended to serve a different customer segment consisting of individual users and subscribers. Based on market research and discussions with third-party suppliers and industry participants, we have developed a business plan to expand into the mini-drama market through our YYYS application. The application has been formally launched through Google Play and the Apple App Store in the United States on June 2, 2026. At launch, the YYYS platform offered more than 160 short dramas with an aggregate runtime exceeding 10,000 minutes. We currently plan to expand the content library to approximately 1,200 short dramas by the end of calendar year 2026 and approximately 5,000 short dramas by the end of calendar year 2027. We believe the platform may provide opportunities to establish a new customer base, diversify our revenue sources, and enhance our content-driven engagement capabilities.

Our strategy is designed to help business customers improve customer acquisition, online visibility, and brand awareness through digital marketing solutions while simultaneously exploring opportunities in content-driven consumer engagement through our mini-drama platform. However, the mini-drama business remains at an early stage of development, and there can be no assurance that the platform will achieve significant user adoption, generate meaningful revenues, or achieve commercial success.

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Our Competitive Strengths

Our unique attributes and capabilities provide us with distinct competitive advantages:

● Robust Sales Network: Our expansive sales network is designed to effectively reach and engage potential customers. Since January 2024, we’ve built a direct sales team committed to delivering exceptional service. Our sales professionals are ambassadors of our capabilities and dedication to customer relationships, striving to help customers achieve their objectives. The customer service team plays a pivotal role in pre-consultation, understanding customer needs, and providing diligent after-sales support, ensuring maximum benefit from our products.

● Experienced Leadership: Our senior management team, inclusive of an industry veteran, keeps us at the forefront of the marketing industry’s evolution. Our China Regional Business General Manager, Mr. Duan Binbin brings fifteen years of internet advertising expertise. Prior to joining us, Mr. Duan worked as Key Account Manager for Games at Ocean Engine, a subsidiary of ByteDance, where he managed substantial advertisement sales and served high-profile clients, underscores our leadership’s depth of experience.

● Client Retention and Expansion: We cater to SMEs seeking high ROI and low customer acquisition costs. We maximize advertising service revenue for a diverse range of publishers through targeted advertising and leveraging technology to meet specific client needs. We aim to maintain a high retention rate for key revenue-generating clients. Our ROI focus fosters trust and loyalty.

● Profitable Growth: Our revenue has grown significantly. We achieved our advertising revenue growth rapidly within less than a year, increasing by 100% from fiscal year of 2024. Our financial performance reflects the strength of our client relationships and the scalability of our business model.

● Commitment to ESG Principles: Our strategy is deeply rooted in ESG values, particularly in social and governance aspects, fostering partnerships across the advertising spectrum. Committed to diversity and inclusion, our board reflects this commitment with over 40% of members being Asian females with strong backgrounds in management and finance.

Growth strategy:

Our growth strategy is dynamic and multifaceted, designed to capitalize on our existing momentum:

● Increasing our share of existing clients’ digital advertising spend.

● Expanding our sales force and our international presence. We are actively growing our sales teams, targeting regions brimming with untapped market potential to broaden our reach.

● Identifying and executing acquisitions that will fuel innovation and broaden our market presence.

● Committing to enhancing our infrastructure and technology, which is pivotal in increasing revenue and operational efficiency, thereby laying the groundwork for enduring growth and success. We are developing our mini-drama business to attract significant attention and boost mini-drama revenue.

Corporate Structure

The Company was originally incorporated in the State of Nevada on April 2, 2008, under the name PhotoAmigo, Inc. It changed its name to Hartford Great Health Corp. on August 22, 2018. On May 11, 2024, the Company further changed its name to Hartford Creative Group, Inc. (“HFUS”). As of the date of this prospectus, it has three operating subsidiaries: Hartford ZY Culture Media (Shanghai) Co., Ltd. (“HFZY”), Shaoxing HuoMao Network Technology Co., Ltd. (“SXHM”), and Nanjing HaoYiPeng Information Technology Ltd (“NJHY”), 100% owned by HFZY.

The following diagram illustrates our corporate legal structure and identify our subsidiaries as of the date of this prospectus and after giving effect to this offering:

HFUS
100%	100%
HFZY	SXHM
100%
NJHY

Our shares of common stock offered in this offering are shares of HFUS. A substantial majority of our operations are conducted by the PRC operating entities. The common stocks offered in this prospectus are shares of HFUS instead of shares of the PRC operating entities. Holders of our common stocks do not directly own any equity interests in the PRC operating entities, but will instead own shares of a U.S. company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our common stocks, including that it could cause the value of our common stocks to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — The Chinese government may be authorized by the PRC laws to regulate over the manner in which we must conduct our business, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our common stocks to significantly decline or be worthless.”

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Corporate Information

Our principal executive office is located at 8832 Glendon Way, Rosemead, CA 91770. Our corporate website address is http://www.hfuscreative.com. Our telephone number is (626) 321-1915. Our website address is included in this prospectus for reference only, and the information contained in, or accessible through, our website does not constitute incorporation by reference herein and is not considered to be part of this prospectus.

Risk Factors Summary

Our business is subject to numerous risks and uncertainties, including those in the section captioned “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

Risks Related to Doing Business in China

●	The enforcement of laws and rules and regulations in the Chinese mainland may change from time to time, and there is a risk that the Chinese government may have regulation on the offerings that are conducted overseas, which could materially and adversely affect our business and hinder our ability to offer our securities or continue our operations, and cause the value of our securities to significantly decline or become worthless.

●	The Chinese government may be authorized by the PRC laws to regulate over the manner in which we must conduct our business, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our common stocks to significantly decline or be worthless.

●	Due to the differences in the legal systems of different countries, you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this prospectus based on foreign laws, compared to doing so in your home country against a domestic defendant. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

●	Given the Chinese government’s regulation on the conduct of the business of the PRC operating entities, the Chinese government may be authorized by PRC laws and regulations to regulate their operations, which could result in a material change in the operations of the PRC operating entities and/or the value of our common stocks.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and this offering.

●	Complying with evolving laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may entail significant expenses which may have an adverse effect on our business, financial conditions and results of operations.

●	Laws and regulations regarding cybersecurity and information security could materially and adversely affect our business, financial conditions, and results of operation.

●	The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may require additional compliance in the future.

●	We may be subject to additional contributions of social insurance and housing provident fund and late payments and fines imposed by relevant governmental authorities.

●	PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or PRC operating entities to liability or penalties, limit our ability to inject capital into PRC operating entities. limit PRC operating entities’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

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●	Failure of our PRC operating entities’ FDI registration may result in restrictions on the settlement of the foreign exchange of our PRC operating entities, and our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, and subject us to regulatory penalties.

●	PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to PRC entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Under the EIT Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders and have a material adverse effect on our results of operations and the value of your investment.

●	We and our stockholders face uncertainty with respect to indirect transfers of equity interests in or other assets attributed to PRC resident enterprises by non-PRC resident companies, or immovable properties located in China owned by non-PRC companies.

●	The requirements and legal procedures of currency conversion may affect the value of your investment and our payment of dividends.

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

●	There are procedures and requisite timing under the PRC Securities Law for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the Chinese mainland.

●	Dividends payable to foreign investors and gains on the sale of our common stocks by foreign investors may become subject to PRC tax law.

●	Failure to obtain or maintain permits necessary for our operations may subject us to regulatory penalties or require us to adjust our business model.

●	We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings.

●	The regulatory environment of the online advertising industry is rapidly evolving. If we fail to obtain and maintain the requisite licenses and approvals as applicable to our businesses in China from time to time, our business, financial condition and results of operations may be materially and adversely affected.

●	Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensations to third parties, penalties and disruption of our business, which may adversely affect our results of operations and financial performance.

●	We have not completed registration procedures in respect of our leased properties with the relevant PRC authorities, and the lessor of one of our leased properties had not provided us with valid title certificate.

●	One of our PRC operation entities has failed to complete registration or filing procedures as foreign investment enterprises in respect of its change with the relevant PRC authorities.

Risks Related to Our Business

●	Our limited operating history in the current operating segment, which makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

●	The potential departure of key advertising agency clients could significantly impair our operational performance and financial stability.

●	Our continued success hinges on our ability to innovate and judiciously invest in our services and business. Failure to do so may weaken our competitive position and diminish our revenue and operational outcomes.

●	The emergent and fluid nature of the programmatic advertising market poses risks; deviations from anticipated growth patterns could negatively impact our business and financial prospects.

●	Effective scaling of our operations is critical. Inadequate management of our expansion could detrimentally affect our business performance and financial health.

●	We operate in a highly competitive environment and our ability to maintain a competitive edge against existing and new entrants is not guaranteed.

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●	We have identified a significant deficiency in our internal control over financial reporting and, if our remediation of the significant deficiency is not effective, or if we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and the price of our common stock.

●	If our access to quality advertising inventory is diminished, our revenue could decline and our growth could be impeded.

●	We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

Risks Related to Our Corporate Structure

●	We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have an adverse effect on our ability to conduct our business. To the extent our cash is in Chinese mainland or held in our subsidiaries in Chinese mainland, the funds may not be available to fund operations or for other use outside of mainland China due to the imposition of restrictions and limitations on, the ability of us or our subsidiaries by the PRC government to transfer cash.

In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this filing, potential investors should keep in mind that other possible risks may adversely impact our business operations and the value of our securities.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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Summary of the offering

Common stock offered by us	5,000,000 shares and there is no over-allotment with respect to the offering.

Common stock outstanding prior to the offering	25,027,004 shares.

Common stock to be outstanding after the offering	30,027,004 shares.

Use of Proceeds	As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the proceeds from this offering to enhance marketing and sales efforts, expand service delivery capabilities, invest in research and development initiatives, and support general corporate purposes, including working capital. See “Use of Proceeds” beginning on page 36.

Proposed Listing	We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “HFUS”. Listing is a condition to this offering.

Lock-up agreements	We have agreed with the underwriters not to sell, transfer, or dispose of any shares or similar securities for six (6) months following the closing date of this offering; our executive officers, directors and director nominees and holders of five percent (5%) or more of the outstanding shares of common stock of our Company, have agreed with the underwriters not to sell, transfer, or dispose of any shares or similar securities for six months following the closing date of this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Transfer Agent	Odyssey Transfer and Trust Company, 860 Blue Gentian Rd, Suite 320, Eagan, MN 55121.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 12 of this prospectus before deciding whether or not to invest in shares of our common stock.

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Summary Historical Financial Information

The following tables set forth our summary historical financial data as of, and for the periods ended on, the dates indicated. The summary consolidated statements of operations data as of and for the years ended July 31, 2025 and 2024 are derived from our audited consolidated financial statements and notes thereto filed with the 2025 Annual Report (as defined below) that are incorporated by reference in this prospectus, and the data for the nine months ended April 30, 2026 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, filed with the SEC on June 12, 2026 (the “Q3 2026 Quarterly Report”), which is also incorporated by reference in this prospectus. We have prepared the consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) and have included all adjustments, consisting of only normal recurring adjustments that, in our opinion, we consider necessary for a fair statement of the consolidated financial information set forth in those statements. Our historical results are not necessarily indicative of our results in any future period.

The following summary consolidated financial data should be read together with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements and related notes thereto filed with the 2025 Annual Report (as defined below), and our unaudited condensed consolidated financial statements and related notes included in the Q3 2026 Quarterly Report and the other 2026 Quarterly Reports, each incorporated by reference in this prospectus. The summary financial data are not intended to replace, and are qualified in their entirety by, the consolidated financial statements and related notes incorporated by reference herein.

Statement of operations data:

	For the nine months ended		For the year ended
	04/30/2026	04/30/2025	7/31/2025	7/31/2024
Revenue-advertising	$1,503,976	$1,200,290	$1,999,211	$1,337,502
Revenue – Related Party	-	-	-	62,443
Revenue - Minidrama	71,600	-	36,000	-
Total Revenue	1,575,576	1,200,290	2,035,211	1,399,945
Cost of revenue	3,805	109,822	112,618	55,505
Selling, general and administrative expenses	599,463	536,642	697,416	247,920
Operating income	972,308	553,826	1,225,177	1,096,520
Other (expense) income	(13,141)	42,776	45,944	6,971
Income before income taxes	959,167	596,602	1,271,121	1,103,491
Income tax expense	344,432	234,361	172,011	10,617
Net Income	614,735	362,241	1,099,110	1,092,874
Net income per common share, basic and diluted*	$0.02	$0.01	$0.04	$0.04
Weighted average Common Stock outstanding, basic and diluted*	25,027,004	25,027,004	25,027,004	25,027,004

*Adjusted retroactively to reflect a 1-for-4 reverse stock split effective March 31, 2025. See ‘Description of Securities’ for details on the 1-for-4 reverse stock split.

Balance sheet data:

	04/30/2026	7/31/2025	7/31/2024
Current assets	$3,763,613	$6,508,395	$3,471,745
Total assets	$4,176,027	$6,913,322	$3,688,004
Current liabilities	$3,241,334	$6,614,134	$7,037,710
Total liabilities	$3,241,334	$6,614,134	$7,041,478
Total stockholders’ equity (deficit)	$934,693	$299,188	$(3,353,474)

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus, including our financial statements and related notes incorporated by reference within this prospectus, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Doing Business in China

The enforcement of laws and rules and regulations in the Chinese mainland may change from time to time, and there is a risk that the Chinese government may have regulation on the offerings that are conducted overseas, which could materially and adversely affect our business and hinder our ability to offer our securities or continue our operations, and cause the value of our securities to significantly decline or become worthless.

The legal system of the Chinese mainland is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. The enforcement of PRC laws and regulations may change from time to time. Any change of regulations by the Chinese government to regulate offerings that are conducted overseas could materially and adversely affect our business and hinder our ability to offer or continue our operations and cause the value of our securities to significantly decline or become worthless. Any changes to the existing laws, regulations and legal requirements, and their respective interpretations and enforcement practices may raise uncertainties that could limit the legal protections available to us.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 17, 2023, the CSRC promulgated the Trial Measures, which specifically regulates the overseas securities offering and listing by PRC domestic companies, as the response to the announcement discussed above. Since this announcement is relatively new, uncertainties still exist in relation to how other legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us and our common stocks.

As the Company is a corporation organized under the laws of the State of Nevada within the U.S., we do not believe we are required to complete the applicable filing procedures with the CSRC as required of PRC domestic companies under the Trial Measures before we can complete this offering and listing on the Nasdaq. Such CSRC filing obligations are imposed under PRC law, and any noncompliance is not a bar to SEC registration or Nasdaq listing under U.S. law. However, if the applicable PRC authorities deemed that the Company and/or its subsidiaries are required to complete applicable filing procedures with the CSRC, it may lead to enforcement risk under applicable PRC laws, rules and regulations.

From time to time, our Chinese entities may have to resort to administrative and court proceedings to enforce our legal rights. Since the Chinese mainland administrative and court authorities may have rules and explanations on the interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the Chinese mainland legal system. Furthermore, the legal system of the Chinese mainland is based in part on government regulation and rules. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations in Chinese mainland, and cause the value of our securities to significantly decline or become worthless.

The Chinese government may be authorized by the PRC laws to regulate over the manner in which we must conduct our business, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our common stocks to significantly decline or be worthless.

The PRC operating entities’ ability to operate in China may be influenced by changes in its laws and regulations, including those relating to manufacturing, taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties.

The PRC operating entities’ business is subject to the evolving and complex laws and regulation in the PRC and could be subject to regulation by various regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The operations of the PRC operating entities could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to their business or industry, which could result in further material changes in their operations and could adversely impact the value of our common stocks.

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Furthermore, recent statements by the Chinese government indicate an intent to exert more oversight and control over offerings that are conducted overseas. Although we believe that we are currently not required to obtain permission from any of the PRC central or local government and we have not received any denial to list on any U.S. exchange, it is uncertain whether or when we might be required to obtain permission from the PRC government to list on U.S. exchanges in the future. Even if such permission is obtained, it remains uncertain whether it may be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and may cause the value of our common stocks to significantly decline or be worthless. If (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable PRC laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to fines or other penalties, including suspension of business and revocation of prerequisite licenses, which could result in a material change in our operations, and may have a material adverse effect on our business, financial condition or results of operations, and such action could significantly limit or completely hinder our ability to offer or continue to offer our common stocks to investors and cause the value of such securities to significantly decline or become worthless.

Due to the differences in the legal systems of different countries, you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this prospectus based on foreign laws, compared to doing so in your home country against a domestic defendant. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We have three subsidiaries in China. As a result, it may be time-consuming and costly for you to effect service of process upon us or those persons inside the Chinese mainland, compared to doing so in your home country against a domestic defendant. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us, or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. Accordingly, without governmental approval in China, no entity or individual in the Chinese mainland may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of Chinese mainland.

Given the Chinese government’s regulations on the conduct of the business of the PRC operating entities, the Chinese government may be authorized by PRC laws and regulations to regulate their operations, which could result in a material change in the operations of the PRC operating entities and/or the value of our common stock.

The Chinese government has implemented regulations on the conduct of the PRC operating entities and may be authorized by PRC laws and regulations to further regulate their operations at any time as the government deems appropriate to further regulatory and societal goals, which could result in a material change in the operations of the PRC operating entities and/or the value of our common stocks.

We cannot rule out the possibility that there will be future regulations or policies regarding our industry that could adversely affect the business, financial condition, and results of operations of the PRC operating entities. Furthermore, if China adopts more stringent standards with respect to certain areas such as corporate social responsibilities, the PRC operating entities may incur increased compliance costs or become subject to additional restrictions in their operations. Certain areas of the law in China, including intellectual property rights and confidentiality protections, may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on the business operations of the PRC operating entities, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could affect the legal protections available to us and our investors, including you.

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Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and this offering.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, network platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. The Cybersecurity Review Measures further requires that network platform operators that possess personal information of more than one million users must apply for a mandatory cybersecurity review before conducting listings in foreign countries.

On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.

Based on the Company’s confirmation, neither the Company nor any of the PRC operating entities qualifies as a critical information infrastructure operator, nor does the Company or any of the PRC operating entities process personal information of more than one million users. Accordingly, the Company is not required to voluntarily report for a cybersecurity review under the Cybersecurity Review Measures. However, given that the Cybersecurity Review Measures do not provide explanation or interpretation for “affect or may affect national security”, the PRC regulatory authorities may have further rules and explanations in interpreting this provision. Should the authorities determine that the Company’s data processing activities affect or may affect national security, the Company may be subject to a cybersecurity review. Notwithstanding this, to date, based on the Company’s confirmation, the Company has not been involved in any cybersecurity review or investigation by the CAC or other authorities with respect to the Cybersecurity Review Measures. Furthermore, the data processed by the Company or any of the PRC operating entities has not been included in the effective core data and important data catalogs by any authority, and the Company has taken reasonable and adequate technical and management measures to ensure data security. In light of these circumstances, we are of the opinion that the likelihood of the Company being subject to a cybersecurity review is remote.

Complying with evolving laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may entail significant expenses which may have an adverse effect on our business, financial conditions and results of operations.

The PRC regulatory and enforcement regime with regard to data security and data protection is evolving. We may be required by Chinese governmental authorities to share personal information and data that we collect to comply with PRC laws relating to cybersecurity. All these laws and regulations may result in additional expenses to us and subject us to negative publicity which could harm our reputation and negatively affect the trading price of our common stocks. There are also uncertainties with respect to how these laws will be implemented in practice. PRC regulators have been increasingly focused on regulation in the areas of data security and data protection. We expect that these areas will receive greater attention and focus from regulators, as well as attract continued or greater public scrutiny and attention going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. We cannot assure you that the measures we have taken are always sufficient and effective. If we are unable to manage these risks, we could become subject to penalties, fines, suspension of business and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

Laws and regulations regarding cybersecurity and information security could materially and adversely affect our business, financial conditions, and results of operations.

According to the PRC National Security Law, the State shall establish institutions and mechanisms for national security review and regulation, conduct national security review on certain matters which affect or may affect the national security, such as key technologies and IT products and services. According to the PRC Cybersecurity Law and relevant regulations, network constructors, network operators and service providers that provide services via network are obligated to take technical and other necessary measures to ensure the security and stable operation of network, maintain the integrity, confidentiality and availability of network data, and furthermore provide technical assistance and support in accordance with the law for public security and national security authorities to protect national security or assist with criminal investigations. In addition, the PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. On September 12, 2022, the CAC proposed a series of draft amendments to the PRC Cybersecurity Law, which impose more stringent legal liabilities for certain violations. Such draft amendments were released for soliciting public comments and its final form, interpretation and implementation remain substantially uncertain.

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On June 10, 2021, the Standing Committee of the National People’s Congress of China promulgated the PRC Data Security Law, which came into effect on September 1, 2021. The PRC Data Security Law provides for data security and privacy obligations on entities and individuals carrying out data processing activities, introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used, provides for a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data and information. The PRC Data Security Law provides that “data” refers to any recording of information by electronic or other means. Data processing includes the collection, storage, use, processing, transmission, availability and disclosure of data, etc. If we are found to have violated any of the laws and regulations regarding cybersecurity and information security, our business, financial conditions, and results of operations could be materially and adversely affected.

Laws and regulations governing cybersecurity, information security, privacy and data protection, the use of the internet as a commercial medium, the use of data in artificial intelligence and machine learning, and data sovereignty requirements are rapidly evolving, extensive, complex, and include inconsistencies and uncertainties.

The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may require additional compliance in the future.

On February 17, 2023, the CSRC promulgated the Trial Measures and five (5) supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, both directly and indirectly, shall submit the filing materials with the CSRC as required by the Trial Measures within three (3) business days following its submission of an application to overseas securities regulatory authorities for its initial public offering or listing. If the PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling stockholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

On February 24, 2023, the CSRC, together with the Ministry of Finance, the National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to the PRC law and regulations, and file with the secrecy administrative department at the same level; and (b) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company and the PRC operating entities to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent PRC authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As the Company is a corporation organized under the laws of the State of Nevada within the U.S., we do not believe we are required to complete the applicable filing procedures with the CSRC as required of PRC domestic companies under the Trial Measures before we can complete this offering and listing on the Nasdaq. Such CSRC filing obligations are imposed under PRC law, and any noncompliance is not a bar to SEC registration or Nasdaq listing under U.S. law. However, if the applicable PRC authorities deemed that the Company and/or its subsidiaries are required to complete applicable filing procedures with the CSRC, it may lead to enforcement risk under applicable PRC laws, rules and regulations.

The Trial Measures and the revised Provisions recently issued by the PRC authorities may require additional compliance requirements in the future. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will not be required to comply with all the new regulatory requirements of the Trial Measures, the revised Provisions, or any future implementing rules on a timely basis, or at all. Any failure in compliance with the new regulatory requirements in the future, may cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our common stocks to significantly decline in value or become worthless.

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We may be subject to additional contributions of social insurance and housing provident fund and late payments and fines imposed by relevant governmental authorities.

In accordance with the above-mentioned PRC laws, companies incorporated in the PRC are required to participate in the Employee Benefits and contribute to the amounts which are equal to a certain percentage of salaries, including bonuses and allowances, of their employees. According to the Social Insurance Law, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late payment fine at a daily rate of 0.05% per day of the outstanding amount. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue. Pursuant to the Regulations on the Administration of Housing Provident Fund, in the event that the payment and deposit of the housing provident fund is not made in full or at all in time by an employer, the housing provident fund management center may order it to make the payment and deposit within a prescribed period, and where the payment and deposit has not been made within the prescribed period, an application may be made to the PRC courts for compulsory enforcement.

In addition, under the Social Insurance Law and the Regulations on the Administration of Housing Provident Fund, PRC subsidiaries shall register with local social insurance agencies and register with applicable housing provident fund management centers and establish a special housing provident fund account in an entrusted bank. Employers that do not open the social insurance account may be ordered by the social security administrative authorities to make correction within a stipulated period; where correction is not made within the stipulated period, employers may be subject to a fine ranging from one to three times the amount of the social security premiums payable, and the direct liable administrative staff of such employers may by subject to a fine ranging from RMB500 to RMB3,000. Employers that do not register the housing provident fund may be ordered by the housing provident fund management center to complete the housing fund payment registration within a prescribed time limit, failing to do so may be subjected to a fine from RMB10,000 to RMB50,000.

Some of our PRC subsidiaries failed to make adequate contributions to social insurance and housing provident fund for certain of our employees, or engaged third-party human resources agencies to pay social insurance premium and housing provident funds for certain of our employees. We cannot assure you that the relevant governmental authorities will not require us to pay the outstanding amount and impose late fees or fines on us. If we are otherwise subject to investigations related to non-compliance with labor and social security laws and regulations and are imposed severe penalties or incur significant legal fees in connection with labor or social security law disputes or investigations, our business, financial condition and results of operations may be adversely affected.

PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or PRC operation entities to liability or penalties, limit our ability to inject capital into PRC operation entities, limit PRC operation entities’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, SAFE issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed to be PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual stockholder, name and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our stockholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Notice 13,” effective in June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

In addition to SAFE Circular 37 and SAFE Notice 13, our ability to conduct foreign exchange activities in China may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions, the failure of which may subject such PRC individual to warnings, fines, or other liabilities.

As of the date of this prospectus, to our knowledge, none of our current stockholders are PRC residents who need to make the necessary applications, filings and amendments as required under the SAFE Circular 37. However, our historical Chinese stockholders’ failure to complete the relevant foreign exchange registration formalities of their investment in us, may result in fines and regulatory penalties for them personally as well as for entities operating in our territory, and we may not at all times be fully aware or informed of the identities of the beneficial stockholders that are required to make such registrations. Moreover, we cannot provide any assurance that our future PRC resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations, and it remains unclear how these SAFE regulations will be interpreted and implemented in the future. Failure or inability of our PRC resident beneficial owners to comply with these SAFE regulations may subject our PRC resident beneficial owners to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC operation entities’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our Company, or prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected. Notwithstanding this, as of the date of this prospectus, our Company has not been involved in any review, investigation or punishment by the SAFE or other authorities with respect to the SAFE Circular 37.

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Failure of our PRC operating entities’ FDI registration may result in restrictions on the settlement of the foreign exchange of our PRC operating entities, and our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, and subject us to regulatory penalties.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Such requirements are also known as the “payment-based foreign currency settlement system” established under the SAFE Circular 142. Violations of SAFE Circular 142 could result in severe monetary or other penalties. Furthermore, SAFE promulgated the Circular of State Administration of Foreign Exchange on Issues Relating to Strengthening Administration of Foreign Exchange Businesses on November 19, 2010, or Circular No. 59, which was repealed by the Circular of the State Administration of Foreign Exchange on the Publication of 34 Repealed and Invalidated Normative Documents on Foreign Exchange Management, and the Supplementary Circular of General Affairs Department of State Administration of Foreign Exchange on Issues Relating to Improving the Relevant Business Operations of Administration of Foreign Exchange Settlement for Payment of Foreign Currency Capital Funds of Foreign Investment Enterprises on July 18, 2011, known as Circular No. 88, which was repealed by the Circular on the Reform of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, tightening the examination on the authenticity of settlement of net proceeds from an offering and requiring that the settlement of net proceeds shall be in accordance with the description in its prospectus.

On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or the SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations, or FDI registration, from qualified banks. The qualified banks, under the supervision of SAFE, will directly examine applications and manage registrations. For any entity that fails to comply with the FDI registration requirements of the SAFE Notice 13, the SAFE would conduct business control over the capital account information system of such entity, and banks would not carry out foreign exchange businesses under the capital account for such entity. After the non-compliant entity submitting the satisfied information and reasons to the SAFE as required, the SAFE would cancel business control. But the entity violating foreign exchange regulations would be subject to administrative punishment according to the SAFE Notice 13.

One of our PRC operating entities historically failed to complete the FDI registration. On February 25, 2025, the entity has successfully completed the FDI registration. Failure of’ FDI registration may result in restrictions on the settlement of the foreign exchange of our PRC operating entities, and negatively affect our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations, or to legally remit funds from our PRC operating entities to the Company, and subject us to regulatory penalties.

PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to PRC entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from this offering to fund the PRC entities by making loans to or additional capital contributions, subject to applicable government registration, statutory limitations on amount, and approval requirements. Additionally, PRC operation entities may increase their registered capital to receive additional capital contributions from us and currently there is no statutory limit to increasing their registered capital, subject to satisfaction of applicable government and filing requirements. Pursuant to relevant PRC regulations, we may provide loans to PRC operation entities up to the larger amount of (i) the balance between the registered total investment amount and registered capital of PRC operation entities, or (ii) 300% of the amount of the net assets of PRC operation entities calculated in accordance with the People’s Bank of China Circular 9, subject to satisfaction of applicable government registration or approval requirements. For any amount of loans that we may extend to PRC operation entities, such loans must be registered with the local counterpart of SAFE. These PRC laws and regulations may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by PRC operation entities. Moreover, we cannot assure you that we will be able to complete the necessary registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to PRC operation entities or future capital contributions by us to PRC operation entities. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received or expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our business, including our liquidity and our ability to fund and expand our business.

Under the EIT Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders and have a material adverse effect on our results of operations and the value of your investment.

Under the EIT Law that became effective in January 2008 and last amended in December 2018, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as “SAT Circular 82,” issued in April 2009 by the State Administration of Taxation, or the “SAT,” and partially amended by SAT Circular 42 promulgated in December 29, 2017, specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and stockholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, SAT issued a bulletin, known as “SAT Bulletin 45,” which took effect in September 2011 and amended on June 1, 2015 and October 1, 2016 to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of Chinese controlled offshore incorporated resident enterprises, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management organ of us is within the territory of China, we may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC stockholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares.

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We and our stockholders face uncertainty with respect to indirect transfers of equity interests in or other assets attributed to PRC resident enterprises by non-PRC resident companies, or immovable properties located in China owned by non-Chinese companies.

On February 3, 2015, the State Administration of Taxation (“SAT”) issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (“SAT Bulletin 7”), which provided comprehensive guidelines relating to, and also heightened the PRC tax authorities’ scrutiny over, indirect transfers by a non-resident enterprise of PRC taxable assets. SAT Bulletin 7 redefines the applicable scope to expand the subject of the indirect share transfers to PRC taxable assets which includes equity investments in PRC resident enterprises, assets of a Chinese establishment and immovable properties in China. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of PRC taxable assets. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which came into effect on December 1, 2017, and was most recently amended on June 15, 2018. SAT Bulletin 37 amends certain provisions in SAT Bulletin 7, but does not touch upon other provisions of SAT Bulletin 7, which remain in full force. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, without limitation: whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives directly or indirectly from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of the existence of the stockholders, business model and the organizational structure; the income tax payable abroad on the income from the indirect transfer of PRC taxable assets; the replicability of the transaction by direct transfer of PRC taxable assets; and the applicable tax treaties or similar arrangements to such indirect transfer. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise, subject to available preferential tax treatment under applicable tax treaties or similar arrangements. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring and sales of the shares in our company. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these bulletins, or to establish that our company should not be taxed under these bulletins, which may have a material adverse effect on our financial condition and results of operations.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce of the PRC (“MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers or acquisitions that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the “Prior Notification Rules,” issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. We believe that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns as of the date hereof. MOFCOM or other government agencies, however, may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

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There are procedures and requisite timing under the PRC Securities Law for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the Chinese mainland.

On December 28, 2019, the amended Securities Law of the People’s Republic of China (the “PRC Securities Law”) was promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (“Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the Chinese mainland, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

In the event that the U.S. securities regulatory agencies carry out an investigation on us, such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute an investigation or evidence collection directly within the territory of the Chinese mainland and, accordingly, will fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the competent securities regulatory authorities of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the competent securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, as of the date of this prospectus, there have not been implementing rules or regulations regarding the application of Article 177, it remains unclear as to how it will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the Chinese mainland. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from Nasdaq or other applicable trading market within the U.S.

Dividends payable to foreign investors and gains on the sale of our common stocks by foreign investors may become subject to PRC tax law.

Under the PRC Enterprise Income Tax Law and its implementing rules, in general, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises that do not have an establishment or place of business in the PRC, or have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, in each case to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC.

If we are deemed as a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our common stocks, will be treated as income derived from sources within the PRC and be subject to PRC taxation. Furthermore, if we are deemed as a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties.

If we or any of our subsidiaries established outside China are considered a PRC resident enterprise, it is unclear whether holders of our common stocks can claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to non-PRC investors or gains from the transfer of our common stocks by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly.

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Failure to obtain or maintain permits necessary for our operations may subject us to regulatory penalties or require us to adjust our business model.

Some aspects of our business depend on obtaining and maintaining licenses, approvals, permits or qualifications from PRC regulators. Obtaining such approvals, licenses, permits or qualifications depends on our compliance with regulatory requirements.

The PRC operating entities may not be able to maintain existing licenses, permits and approvals and government authorities may subsequently require the PRC operating entities to obtain additional licenses, permits and approvals. If the PRC operating entities fail to obtain the necessary licenses, permits and approvals or inadvertently conclude that any permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and the PRC Entities are required to obtain such permissions or approvals in the future, the PRC operating entities may be subject to fines, confiscation of revenues generated from incompliant operations or the suspension of relevant operations. The PRC operating entities may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact our brand.

We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings.

We are currently not a party to any material legal or administrative proceedings. However, in light of the nature of our business, we and our management are susceptible to potential claims or disputes. We and certain of our management may from time to time in the future be subject to or involved in various claims, disputes, lawsuits and other legal and administrative proceedings. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Claims arising out of actual or alleged violations of law, breach of contract or torts could be asserted against us by customers, business partners, suppliers, competitors, employees or governmental entities in investigations and legal proceedings. In particular, according to the PRC Social Insurance Law and the Regulations on the Administration of Housing Provident Fund and other relevant laws and regulations, employers are required to establish a social insurance system and other employee benefits including pension insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund (collectively, the “Employee Benefits”). Employers shall open the social insurance and housing provident fund accounts and to make adequate contributions of Employee Benefits for their employees. Employers that fail to do so may be subject to fines and legal sanctions. However, some of our PRC subsidiaries failed to make adequate contributions to social insurance and housing provident fund for certain of our employees, or engaged third-party human resources agencies to pay social insurance premium and housing provident funds for certain of our employees. If the relevant PRC authorities determine that we shall make supplemental contributions, that we are not in compliance with labor laws and regulations, or that we are subject to fines or other legal sanctions, such as order of timely rectification, and our business, financial condition and results of operation may be adversely affected.

The regulatory environment of the online advertising industry is rapidly evolving. If we fail to obtain and maintain the requisite licenses and approvals as applicable to our businesses in China from time to time, our business, financial condition and results of operations may be materially and adversely affected.

We have not been subject to any requirements, warnings or penalties from the relevant authorities for failing to obtain any licenses, permits or approvals to engage in online advertising services. However, the licensing requirements within the online advertising industry, for example in China, are constantly evolving and subject to the interpretation of the competent authorities, and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions or the changes in the interpretation of the scope of internet culture business. We cannot assure you that we will be able to satisfy such regulatory requirements, and we may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future, and as a result, our business operations may be materially and adversely affected.

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Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensations to third parties, penalties and disruption of our business, which may adversely affect our results of operations and financial performance.

Third parties with which we conduct business with may be subject to regulatory penalties or punishments because of their regulatory compliance failures or may be infringing upon other parties’ legal rights, which may, directly or indirectly, disrupt our business. We cannot be certain whether such third party has violated any regulatory requirements or infringed or will infringe any other parties’ legal rights, which could expose us to legal expenses, compensation to third parties, or compensation.

We, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that we will be able to identify irregularities or non-compliance in the business practices of third parties we conduct business with, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in our business may affect our business activities and reputations, and may in turn affect our business, results of operations and financial performance.

Moreover, regulatory penalties or punishments against our business stakeholders (i.e., advertisers and media), even without resulting in any legal or regulatory implications upon us, may nonetheless cause business interruptions or even suspension of these business stakeholders of ours, and may result in abrupt changes in their business emphasis, such as changes in advertising and/or ad inventory offering strategies, any of which could disrupt our usual course of business with them and result in material negative impact on our business operations, results of operation and financial condition.

We have not completed registration procedures in respect of our leased properties with the relevant PRC authorities, and the lessor of one of our leased properties had not provided us with valid title certificate.

We lease three properties for our offices across China. We have not registered any of our leasehold interests with the relevant Chinese governmental authorities as required by PRC law, which may expose us to potential fines if we fail to remediate after receiving any notice from the relevant Chinese governmental authorities. Failure to complete the lease registration will not affect the legal effectiveness of the lease agreements according to PRC law, but the real estate administrative authorities may require the parties to the lease agreements to complete lease registration within a prescribed period of time, and failure to do so may subject the parties to fines from RMB1,000 (approximately $140) to RMB10,000 (approximately $1,400) for each of such lease agreements. As of the date of this prospectus, we have not received any notice from any governmental authority requiring us to complete such registrations, nor have we been subject to any penalties related to such registrations.

One of our PRC operation entities has failed to complete registration or filing procedures as foreign investment enterprises in respect of its change with the relevant PRC authorities.

According to the Provisional Measures on Administration of Filing for Establishment and Change of Foreign Investment Enterprises (2018 Version) which was effective from June 30, 2018 to January 1, 2020, in respect of establishment and change of foreign investment enterprises, foreign investment enterprises or their investors shall provide filing information truthfully, accurately and completely, and fill in an “Undertaking for Filing Declaration”. Where a foreign investment enterprise or its investor has violated such provisions, failed to perform filing obligations timely, the commerce authorities shall order the foreign investment enterprise or its investor to make correction within a stipulated period; where correction is not made within a stipulated period or the case is serious, a fine of not more than RMB30,000 shall be imposed. Our PRC operating entity, HFZY historically failed to complete the filing obligations for its change of legal representative made on January 21, 2019, which may subject us to regulatory penalties.

Risks Related to Our Business

As a nascent enterprise in the digital marketing arena, we possess a brief operational history. This factor may complicate the assessment of our business trajectory and future potential, thereby introducing an element of risk to your investment.

Despite our limited operating history in the digital marketing business, we have witnessed significant revenue growth. However, the sustainability of this growth trajectory and the maintenance of our revenue streams are not guaranteed. Our journey is marked by the typical hurdles and uncertainties that characterize rapidly evolving sectors, which include but are not limited to:

- Distinguishing ourselves from competitors;

- Innovating and adapting our services to align with the dynamic needs of our clientele;

- Strengthening and broadening our alliances with providers of premium advertising content, traffic and data;

- Navigating the shifting landscape of industry norms and regulatory directives, especially concerning data usage and consumer privacy;

- Preventing or mitigating failures or breaches of security;

- Pursuing international expansion; and

- Attracting and retaining a workforce that is both skilled and driven.

The Company’s failure to successfully attract new clients may result in adverse financial consequences.

To maintain or grow our revenue, it is imperative for us to continuously attract new clients and encourage existing clients to increase their advertising spend with us, as well as to adopt the new features and functionalities we introduce. Our market position could be compromised if competitors launch more cost-effective or innovative offerings that rival ours or are perceived as such, potentially affecting our client acquisition and retention. Our efforts have been focused on nurturing relationships with advertising agency partners, leading to increased budgets and advertising purchases through our services. Nonetheless, we may encounter a saturation point where revenue growth from these agencies plateaus due to advertisers’ internal budget constraints or preferences for diversifying their digital media spending. Although we have master service agreements with our clients, these contracts permit them to adjust their spending or discontinue our services with minimal notice. Given that our clients often engage with multiple providers and face minimal barriers to reallocating their budgets, our visibility into future advertising revenue is limited. We cannot ensure the continued use of our services by our clients, nor can we guarantee that we will be able to swiftly and effectively replace clients who reduce their spending with new clients who contribute similar revenue levels. A significant reduction in usage by a major client could lead to a substantial decrease in our revenue.

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In the dynamic landscape of digital marketing, continuous innovation and judicious investment in our offering of services are crucial. Without these, we risk losing our appeal to advertisers and agencies, which could lead to a downturn in our revenue and operational performance.

The industry we operate in is characterized by swift technological advancements, shifting client preferences, and a steady influx of competitive enhancements. It is imperative that we make strategic investment decisions to align with client expectations and industry benchmarks. Missteps in these investments could result in a competitive disadvantage. Should our competitors unveil more compelling offerings, we stand to lose clientele or witness a reduction in their engagement with our services. Emerging client requirements, superior competitive solutions, or new industry standards may necessitate unexpected and substantial modifications to our business strategy. Our failure to adapt to evolving market demands and client needs could lead to a diminished demand for our service, negatively impacting our business viability, financial stability, and operational results.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

We have experienced significant growth in a short period of time. To manage our growth effectively, we must continually evaluate and evolve our organization. We must also manage our employees, operations, finances, technology and development and capital investments efficiently. Our efficiency, productivity and the quality of our client service may be adversely impacted if we do not train our new personnel, particularly our sales and support personnel quickly and effectively or if we fail to appropriately coordinate across our organization. Additionally, our rapid growth may place a strain on our resources, infrastructure and ability to maintain the quality of our services. You should not consider our revenue growth and levels of profitability in recent periods as indicative of future performance. In future periods, our revenue or profitability could decline or grow more slowly than we expect. Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

The market for mini-drama is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.

As an emerging sector, the mini-drama market is rapidly evolving. Our company’s growth and financial health are closely tied to its development. We anticipate that our mini-drama business will benefit from the expected increase in industry spending. However, our revenue trajectory may not align perfectly with the spending in our mini-drama business. As the mini-drama market matures, factors such as volume discounts and shifts in products, media, and channel mix could cause spending to outgrow revenue. Significant shifts in revenue relative to spending could signal changes in our business dynamics and growth prospects.

We rely on a limited number of agents and contractors to place advertisements for our customers. If we fail to maintain our business relationships with such agents and contractors, our brand, business, financial condition and results of operations could be materially and adversely affected.

Our strategic partnerships with leading agents and contractors are vital to our precision marketing initiatives. We leverage these relationships to secure premium content distribution opportunities, which are essential for maintaining our competitive edge. As of the most recent practicable date, we do not own or control any content distribution channels. Our agreements with contractors and agents are typically annual, without long-term commitments, ensuring flexibility and adaptability in our operations.

We recognize that our ability to sustain these partnerships and secure favorable terms is not guaranteed. The loss of any key content distribution channel, or delays in securing alternatives, could adversely affect our ability to deliver targeted advertising solutions, potentially impacting our business performance and brand reputation. For the nine months ended April 30, 2026, three contractors accounted for 37% of the Company’s total services acquisition. For the year ended July 31, 2025, two contractors accounted for 36% of the Company’s total services acquisition. As of April 30, 2026 and July 31, 2025, advances made to four and three contractors accounted for 89% and 64%, respectively, of the Company’s total advanced payments. Some of our current main contracts allows for termination with a 10-day notice. Should our relationship with this contractor deteriorate, or if we fail to comply with their policies, sourcing an equivalent contractor swiftly and cost-effectively may prove challenging. Such a scenario could significantly diminish the quality and reach of the user traffic we offer to our clients, with material implications for our brand, business health, and financial outcomes.

The market in which we participate is intensely competitive and we may not be able to compete successfully with our current or future competitors.

The advertising industry is evolving rapidly, with new technologies and market entrants emerging continuously. This evolution could impact our revenue growth and profitability. The advent of innovative advertising technologies and purchasing methods, including analytics and automated media buying, adds to the competitive landscape. We face not only existing competitors but also new entrants, potentially including large, well-established companies that could further intensify competition. Our competitors may possess greater financial, technical, and marketing resources, which could give them an advantage in developing and promoting their offerings. They may also possess more established relationships with advertisers and publishers and stronger brand recognition. These factors could enable them to adapt more swiftly to technological changes, forge stronger ties with advertisers, and potentially undercut our pricing. Such developments could hinder our sales efforts, lead to increased pricing competition, escalate our sales and marketing costs, or erode our market share.

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Economic downturns and market conditions beyond our control could adversely affect our business, financial condition and operating results.

Our business depends on the overall demand for advertising and on the economic health of advertisers that benefit from our services. Economic downturns or unstable market conditions may cause advertisers to decrease their advertising budgets, which could reduce spend and adversely affect our business, financial condition and operating results. As we explore new countries to expand our business, economic downturns or unstable market conditions in any of those countries could result in our investments not yielding the returns we anticipate.

We may experience fluctuations in our operating results which could make our future operating results difficult to predict or cause our operating results to fall below analysts’ and investors’ expectations.

Our business landscape is dynamic and, as such, we anticipate variability in our operating results due to multiple factors, some of which are outside our control. These fluctuations could potentially disappoint analysts and investors, negatively impacting our common stock value. Given the rapid evolution of our business, past performance may not be a reliable indicator of future results. The following elements could contribute to fluctuations in our operating results:

●	The unpredictable success and demand for our mini-drama business;
●	Variations in our pricing strategy, competitive pricing actions, and the availability and cost of advertising traffic, data, and third-party services;
●	Shifts in our client demographics and the range of services we offer;
●	Gains or losses of advertising agencies and advertisers as clients;
●	Changes in advertising budget allocations, agency affiliations or marketing strategies;
●	Changes to our product, media, client or channel mix;
●	Changes and uncertainty in the regulatory environment for us or advertisers;
●	Changes in the economic prospects of advertisers or the economy generally could alter advertisers’ spending priorities, or could increase the time or costs required to complete advertising placement;
●	The introduction of new technologies or offerings by our competitors;
●	Changes in our capital expenditures as we acquire the hardware, equipment and other assets required to support our business;
●	Costs related to acquisitions of businesses or technologies, or employee recruiting.

Based upon the factors above and others beyond our control, we have a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may, from time to time, fall below our estimates or the expectations of analysts and investors.

We may be exposed to the risk of disintermediation if our customers place online advertisements with media platforms directly.

As an online marketing service provider, we help our customers acquire traffic from media platforms to market their products or services. We also provide our customers with value-added services, such as producing advertisement creatives and optimizing advertising campaigns, to achieve better marketing results, and help media platforms monetize user traffic in the interim. Our expertise in online marketing provides our clients with time and cost efficiency, alongside superior marketing results. However, the possibility exists that our clients may opt to engage directly with media platforms, bypassing our intermediary services. While we strive to deliver indispensable value, we acknowledge the potential for disintermediation. Should our clients choose to transact directly with media platforms, it could significantly impact our business, operational results, and financial stability.

We are subject to customer concentration risk.

We depend on a limited number of customers to generate a substantial portion of our revenues. For the nine months ended April 30, 2026, two customers accounted for 32% of the Company’s total gross billing. For the year ended July 31, 2025 and 2024, three customers accounted for 62% and 56%, respectively, of the Company’s total gross billing.

There is no assurance that our largest customers will continue to purchase from us at current levels or at all in the future. If any of our major customers significantly reduces or ceases its use of our services and we are unable to find alternative customers at comparable levels, or at all, we may experience a decline in our revenue, which, in turn, would negatively affect the results of our operations. While our customers operate in various industries and regions, to the extent there are significant recessions or other adverse developments in one or more of these industry verticals or regions, the business and financial conditions of our customers may deteriorate, which may, in turn, have a material adverse effect on our financial condition and results of operations.

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We may be subject to complex and changing laws and regulations regarding privacy and data protection. Actual or alleged failure to comply with privacy and data protection laws and regulations could damage our reputation, deter current and potential customers from using our products and services, and could subject us to significant legal, financial and operational consequences.

Governments (such as the U.S., PRC, etc.) have enacted or are considering enacting legislation related to digital advertising and we expect to see an increase in, or changes to, legislation and regulation related to our industry, including the use of geo-location data to inform advertising, the collection and use of non-identifiable or identifiable Internet user data and unique device identifiers, such as IP addresses or mobile unique device identifiers, and other data protection and privacy-related regulation.

For instance, a wide variety of local, state, national and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer (including transfer across national boundaries) and other processing of data collected from or about consumers and devices. While we have not collected data that is traditionally considered personal data, such as an individual’s name, email address, address, phone numbers, social security numbers, or credit card numbers, we typically do collect and store IP addresses and other device identifiers (such as unique cookie identifiers and mobile app identifiers), which are or may be considered personal data in some jurisdictions or otherwise may be the subject of legislation or regulation. On October 27, 2016, the Federal Communications Commission adopted new privacy rules for broadband providers, which significantly broadened the definition of “sensitive information” to include geo-location information, web browsing history and app usage history. Use of such “sensitive information” by broadband providers or sharing of such data with third parties requires opt-in consent under the new rules. While these rules do not directly govern us, they are expected to impact how broadband providers collect and use customer data for advertising purposes. This may, in turn, limit our access to certain types of data and our ability to allow our clients to use that data.

The PRC government in recent years has enacted a series of laws and regulations on the protection of personally identifiable data to which we may be subject. Cybersecurity Review Measures, enacted by the Cyberspace Administration of China, effective on February 15, 2022, and with the PRC Cybersecurity Law or related regulations may prevent us from using or providing certain services and may result in fines or other penalties by the PRC regulatory authority, clients, or others, such as making certain required rectifications, suspending our related businesses, taking down our operations, and instituting legal actions against us. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and this offering.”

On July 7, 2022, the Measures on Security Assessment of Cross-border Data Transfer was promulgated by the Cyberspace Administration of China (the “CAC”), which took effect on September 1, 2022. Under the Measures on Security Assessment of Cross-border Data Transfer, data processors providing outbound personal information shall apply for outbound data transfer security assessment with the CAC if they constitute “operator[s] of critical information infrastructure,” or if they process personal information of over one million individuals. In addition, data processors shall also apply for outbound data transfer security assessment if they provide important data abroad, or if they have cumulatively provided personal information of more than 100,000 individuals or sensitive personal information of more than 10,000 individuals abroad since January 1st of the previous year. This requirement also applies to any other instances of data transfer abroad that the CAC deems as falling within the scope of the outbound data transfer security assessment. Notably, these provisions have been in effect for a relatively short period of time. In addition, the PRC Data Security Law promulgated by the Standing Committee of the National People’s Congress of China came into effect on September 1, 2021. The PRC Data Security Law provides for data security obligations on entities and individuals carrying out data processing activities, introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used, and provides for a national security review procedure for those data processing activities which may affect national security.

The above and other similar legal and regulatory developments could affect how we operate our business and how we and our business partners process data and could cause us to incur unexpected compliance costs and adversely affect demand for our services, or otherwise harm our business, results of operation and financial condition.

We take commercially reasonable measures to protect the security of information that we collect, use and disclose in the operation of our business and to offer privacy protections with respect to such information. Such measures, however, may not always be effective and may not identify data security or privacy related risks or inadequate or inappropriate practices we have used or adopted.

Data protection and privacy concerns are an important part of the programmatic advertising buying industry. Even the perception of privacy concerns, whether valid, may harm our reputation and inhibit the use of our services by current and future clients. For example, claims or adverse publicity could result from the perception of pharmaceuticals or medical advertisements targeting conditions. Our failure or perceived failure to comply with applicable laws and regulations could result in enforcement actions against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, financial condition and operating results.

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Recent and potential tariffs imposed by the U.S. government or a global trade war could increase the cost of our services, which could have a material adverse effect on our business, financial condition and results of operations.

The U.S. government has and continues to make significant changes in U.S. trade policy and has taken certain actions that could negatively impact U.S. trade, including imposing tariffs on certain goods imported into the United States. In retaliation, China has implemented, and continues to evaluate imposing additional tariffs on a wide range of American products. There is also a concern that the imposition of additional tariffs by the United States could result in the adoption of tariffs by other countries as well, leading to a global trade war. More specifically, the U.S. government has from time to time imposed significant tariffs on certain product categories imported from China. Such tariffs, if expanded to other categories, could have a significant impact on our business, particularly the importation of parts of our batteries and certain production equipment that are manufactured in China. If we attempt to renegotiate prices with suppliers, such efforts may not yield immediate results or may be ineffective. We might also consider increasing prices to the end consumer; however, this could reduce the competitiveness of our services and adversely affect net sales. If we fail to manage these dynamics successfully, gross margins and profitability could be adversely affected. As of the date of this prospectus, tariffs have not had a material impact on our business, but increased tariffs or trade restrictions implemented by the United States or other countries in connection with a global trade war could have a material adverse effect on our business, financial condition and results of operations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and China or other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. Any further deterioration in the relations between the United States and China could exacerbate these actions and other governmental intervention. For example, a future event that created additional U.S.-China tensions could potentially increase the risks associated with the business and operations of U.S.-based technology companies in China.

The U.S. or foreign governments may take additional administrative, legislative, or regulatory action that could materially interfere with our ability to sell products in certain countries. Sustained uncertainty about, or worsening of, current global economic conditions and further escalation of trade tensions between the United States and its trading partners, especially China, could result in a global economic slowdown and long-term changes to global trade, including retaliatory trade restrictions that restrict our ability to operate in China. Any alterations to our business strategy or operations made in order to adapt to or comply with any such changes would be time-consuming and expensive, and certain of our competitors may be better suited to withstand or react to these changes.

If we are unable to maintain a consistently high level of customer service, this may materially and adversely impact our brand, business and financial results.

We believe our focus on customer service and support is critical to onboarding new customers, retaining our existing customers and growing our business. As a result, we have invested in the quality and training of our customer team along with the tools they use to provide this service. If we are unable to maintain a consistently high level of customer service, we may lose existing customers. In addition, our ability to attract new customers is highly dependent on our reputation and on positive recommendations from existing customers. Therefore, any failure to maintain a consistently high level of customer service, or any market perception that we do not provide that level of customer service, could adversely affect our reputation and the number of positive customer referrals that we receive.

Systems disruptions, distributed denial of service attacks, and other hacking and phishing attacks on our systems or security breaches may delay or interrupt services to our users and their clients, harm our reputation and subject us to significant liability, which, in turn, may adversely affect our business, results of operations, and financial results.

We recognize that our infrastructure is potentially vulnerable to cyber-attacks and security breaches. We cannot guarantee that any applicable recovery system, security protocol, network protection mechanisms, or other defense procedures are, or will be, adequate to prevent such network or service interruptions, system failures, or data losses. Unauthorized third parties may exploit any existing vulnerabilities and, given the evolving nature of unauthorized access techniques, as well as the increasing frequency and scale of Distributed Denial-of-Service attacks, hacking and phishing attacks, it is challenging to completely prevent or halt ongoing attacks. Such incidents could temporarily hinder our service delivery to users and their clients, potentially discouraging consumers from engaging with our official platforms and negatively impacting their customer experience. Furthermore, any actual or perceived security incidents could harm our reputation and brand, subject us to legal action and liabilities, and necessitate substantial investment to mitigate the aftermath.

Any interruptions or delays in services from third parties, including data center hosting facilities and other hardware and software vendors, or from our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements may impair the delivery of our services, and materially and adversely affect our business and results of operations.

Our operations rely on third-party hardware and software, which are integral to delivering our services. While we strive for uninterrupted service, potential disruptions due to system malfunctions or third-party failures could lead to service interruptions. Such events may necessitate compensatory actions towards our customers, impacting our revenue and customer retention negatively. Our reputation hinges on the reliability of our offerings, and any perceived unreliability could harm our business prospects. We do not oversee the third-party facilities that are susceptible to various risks, including natural disasters, power outages, and criminal activities. Despite our providers’ recovery measures, unforeseen closures or disruptions at these facilities could significantly interrupt our services. The availability of necessary hardware, software, and data at favorable terms is not guaranteed and any loss of access could incur substantial costs and service delays.

Moreover, unsatisfactory performance or contractual breaches by our third-party providers may compel us to seek alternatives, potentially incurring further costs and affecting our service quality. Additionally, the financial instability of our providers could jeopardize their ability to fulfill their service obligations, adversely affecting our operations and financial outcomes.

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We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and contributions of our senior management, including our business general manager and other key employees, to oversee and execute our business plans and identify and pursue new opportunities and product innovations. Any loss of service of our senior management or other key employees can significantly delay or prevent us from achieving our strategic business objectives, and adversely affect our business, financial condition and operating results. From time to time, there may be changes in our senior management team, resulting from the hiring or departure of executives, which could also disrupt our business. Hiring suitable replacements and integrating them within our business also requires significant amounts of time, training and resources, and may impact our existing corporate culture.

If we fail to expand our direct sales capabilities effectively, our results of operations and financial condition may be adversely affected.

Our ability to increase our client base and achieve broader market acceptance of our services will depend on our ability to expand our sales capabilities. We plan to strengthen our sales capabilities by expanding our direct sales teams, providing more training opportunities and upgrading our sales management system. To that end, we need to continue to retain key members of our direct sales force. We plan to expand our sales teams and establish new regional sales offices in regions with great economic development potential. Identifying and recruiting qualified personnel and training them in the use and sale of our solutions requires significant time, expense and attention. It can take several months before our sales representatives are fully trained and productive. Our results of operations and financial condition may be adversely affected if we fail to retain key members of our direct sales force or if our efforts, and the expense incurred, to expand and train our direct sales force do not generate a corresponding increase in revenue. If we are unable to hire, develop and retain talented sales personnel or if new sales personnel are unable to achieve the desired productivity levels in a reasonable period of time, we may be unable to realize the expected benefits of this investment or increase our revenue.

We recorded relatively large amounts of contract liabilities. If we fail to fulfill our performance obligations with respect to these contract liabilities, our results of operations and financial condition may be adversely affected.

As of April 30, 2026 and July 31, 2025, the Company’s balance sheets reflected prepayments to contractors of $3,095,768 and $6,288,411, respectively, categorized as “Advance to contractor”, and customer advance payments of $851,875 and $4,852,812, respectively, recorded under “Contract Liabilities.” Our contract liabilities primarily include advance payments from our customers for advertisement. If we fail to provide the prescribed services to our customers in time or at all due to undetected errors, defects and bugs, we may not be able to honor our obligations in respect of our contract liabilities, in which case we may not be able to convert such contract liabilities into revenue and may be required to refund payments to our customers. Such failure would adversely affect our cash flow and liquidity condition, our ability to meet our working capital requirements and, in turn, our results of operations and financial conditions.

We had net liabilities and net current liabilities in the past, which may expose us to certain liquidity risks and may constrain our operational flexibility as well as adversely affect our financial condition and ability to expand our business.

As of April 30, 2026, we had working capital of $522,279, consisting of current assets of $3,763,613 and current liabilities of $3,241,334, compared to a working capital deficit of approximately $105,739 as of July 31, 2025. As of April 30, 2026, we had total stockholders’ equity of $934,693 and an accumulated deficit of $4,196,998. Although our working capital position and operating results have improved, we remain in the early stage of transitioning to our new business model, and our accumulated deficit, limited operating history under the new business model, and dependence on future operating performance and financing activities raise substantial doubt about our ability to continue as a going concern within one year after the date our unaudited condensed consolidated financial statements are issued. Any difficulty or failure to meet our liquidity needs as and when needed can have a material adverse effect on our business, financial condition, results of operations, and prospects.

We have identified significant deficiency in our internal control over financial reporting and, if our remediation of the significant deficiency is not effective, or if we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and the price of our common stock.

As a public company, we are required to maintain internal control over financial reporting and to report any significant deficiency or material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and determine the effectiveness of our internal control over financial reporting and, in our annual reports on Form 10-K, provide a management report on internal control over financial reporting. A significant deficiency is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

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As disclosed in our Q3 2026 Quarterly Report, management concluded that, as of April 30, 2026, our disclosure controls and procedures were not effective due to a significant deficiency in our internal controls. Management identified a significant deficiency relating to certain rebate arrangements with upstream and downstream business parties, where the Company relies on verbal agreements and case-by-case practices, with terms typically confirmed at the end of each month. While this approach provides flexibility and is partly mitigated by monthly confirmations, it results in limited formalized documentation to ensure consistency and accuracy and may lead to inconsistencies, errors, or disputes in recognizing and recording such arrangements.

Management has begun implementing remediation efforts, including contacting and negotiating with business counterparties to implement standardized written confirmations rather than relying on verbal agreements or informal practices. These remediation efforts are being led by the general manager of the Company’s advertisement business, and management expects the negotiation and implementation of standardized confirmation procedures to be substantially completed during the next fiscal year, although the effectiveness of the newly implemented controls will need to be evaluated over time through ongoing monitoring and review procedures. If the steps we take do not correct the significant deficiency in a timely manner, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected, and we could become subject to litigation or investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

We may be the subject of anti-competitive, harassing, or other detrimental conduct by third parties that could harm our reputation and cause us to lose market share, customers and revenues.

We may be the target of anti-competitive, harassing, or other detrimental conduct by third parties. Such conduct includes complaints, anonymous or otherwise, to regulatory agencies. We may be subject to government or regulatory investigations as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such investigations and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted online by anyone, whether or not related to us, on an anonymous basis. Customers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation or authentication and without regard to its accuracy. The availability of information on social media is immediate, as is its impact. Information posted may be inaccurate and adverse to us, and it may harm our financial performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of anonymous allegations or malicious statements about our business, which, in turn, may cause us to lose market share, customers, and revenues.

Misconduct and omissions by our employees or service providers could harm our business and reputation.

Misconduct and omissions by our employees could subject us to liability or negative publicity. Although we have implemented strict human resources risk management policies, and we have in place an employee handbook approved by our management and distributed to all our employees, which contains broad internal rules and guidelines and cover areas such as best commercial practices, work ethics, fraud prevention mechanisms, and regulatory compliance, there can be no assurance that our employees will not engage in misconduct or omissions that could materially and adversely affect our business, financial condition, and results of operations. Misconduct and omissions by our service providers could also subject us to disruption of business, negative publicity, or liability. Although we have strict standards to choose our service providers, we cannot assure you that our service providers will not engage in misconduct or omissions. Any misconduct or omission by our service providers involved in our business may affect our business activities and reputation, which may, in turn, affect our business, results of operations and financial condition.

We may be subject to legal proceedings in the ordinary course of our business.

If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, results of operations and financial condition. We may be subject to legal proceedings from time to time in the ordinary course of our business, which could have a material adverse effect on our business, results of operations and financial condition.

We may receive formal and informal inquiries from governmental authorities and regulators regarding our compliance with applicable laws and regulations, many of which are evolving and subject to interpretation. Claims arising out of actual or alleged violations of laws could be asserted against us by our advertising customers, media partners, competitors, governmental entities, or other third parties in civil or criminal investigations and proceedings. These claims could be asserted under a variety of laws, including, but not limited to, advertising laws, internet information services laws, intellectual property laws, unfair competition laws, data protection and privacy laws, labor and employment laws, securities laws, real estate laws, tort laws, contract laws, property laws, and employee benefit laws. We may also be subject to lawsuits due to actions by our media partners or advertising customers. For example, if an advertisement we helped distribute or is perceived to be distributed by us is false or fraudulent, or if businesses engage in fraudulent, corrupt or other unfair practices or otherwise violate applicable laws using or perceived to be using our services, our directors or senior management may be subject to lawsuits or face regulatory action. As of the reporting date, there were no administrative penalties that could, individually or in the aggregate, have a material effect on our business, financial condition, or results of operations, and there were no legal, arbitral, or administrative proceedings pending against us that could, individually or in the aggregate, have a material effect on our business, financial condition, or results of operations. However, there can be no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. Even if we are successful in our attempt to defend ourselves in legal and administrative actions or to assert our rights under various laws, enforcing our rights against the various parties involved may be expensive, time-consuming, and futile. These actions may expose us to negative publicity, substantial monetary damages, and legal defense costs, injunctive relief, and criminal and civil fines and penalties, including, but not limited to, suspension or revocation of our licenses to conduct business.

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We may face potential liability and harm to our business based on the conduct and inherent nature of our business.

Advertising may result in litigation relating to copyright or trademark infringement, public performance royalties, or other claims based on the nature and content of advertising that is distributed by us. Under the Advertising Law of the PRC (the “Advertising Law”) and the Administrative Measures for Internet Advertising (collectively, the “Advertising Laws”), where an advertising operator provides advertising design, production, or agency services with respect to an advertisement, it shall ensure that the advertisement that it prepares or distributes is true and in compliance with applicable laws, rules, and regulations. For instance, it shall ensure that such advertisement does not contain prohibited content (such as superlative wording, socially destabilizing content, or content involving obscenities, superstition, violence, discrimination, or infringement of the public interest or which is detrimental to the health of minors or individuals with disabilities); does not contain products which are prohibited or restricted; and does not infringe the legal rights and interests of third parties. Advertising operators shall establish and refine systems for registering, reviewing, and maintaining advertising records, in full compliance with relevant and applicable regulations. In the event of violation of the above or where the advertising operator knows or should have known that the advertisement is false, fraudulent, misleading, or otherwise illegal, the PRC authority may confiscate the advertising operator’s advertising revenue from such services, impose penalties, order it to cease dissemination of such false, fraudulent, misleading or otherwise illegal advertisement, correct such advertisement, suspend its business, or revoke its business licenses under certain serious circumstances. Such advertising operators may be held jointly and severally liable to the advertisers’ customer for the damages caused to consumers or third parties. Under the Advertising Law, “advertising operators” include any natural person, legal person, or other organization that provides advertising design, production, or agency services to advertisers for their advertising activities. As our ad placement services involve the provision of “advertisement agency services” to advertisers, we are deemed an “advertising operator” under the Advertising Law. We cannot assure you that the online marketing content that we distribute complies with all applicable laws and regulations or that the supporting documentation provided by our advertising customers is true and legal.

In addition, for advertising content relating to certain types of products and services, such as pharmaceuticals and medical procedures, we are expected to confirm that the advertisers have obtained requisite government approvals, including operating qualifications, proof of quality inspection for the advertised products, government pre-approval of the content of the advertisements and filings with the local authorities.

Though we contractually require customers to represent to us that they ensure their advertisements comply with applicable laws and regulations and implement a strict review process, we do not independently verify whether we are permitted to deliver or verify the content of such advertisements. According to the Advertising Laws, advertising operators shall establish, improve and implement systems of registration, examination and archives management in respect of their advertising business according to the following provisions: (i) verifying and registering the real identity, address, valid contact details and other information of advertisers, creating advertisement archives and checking and updating them on a regular basis, and recording and keeping the electronic data relating to advertising activities; the relevant archives shall be kept for at least three years from the date of end of advertisement publishing; (ii) verifying relevant supporting documents and checking the content of advertisements, and for advertisements with inconsistent content or incomplete supporting documents, advertising agencies shall not provide design, production and agency services, and advertisement publishers shall not publish such advertisements; and (iii) employing advertisement reviewers who are familiar with advertising laws and regulations or establishing an advertisement review organization. Advertising operators fails to establish a sound advertising business management system or fails to check the contents of an advertisement or fails to provide information of advertisers as requested by the PRC authorities, may be ordered by relevant PRC authorities to make corrections or be imposed a fine. Moreover, if the content of any of these advertisements is untrue, we may be exposed to potential liability and our reputation may be damaged. While our customers are typically obligated to indemnify us, such indemnification may not fully cover us or our ability to collect. In addition to administrative penalties, civil liabilities, and settlement costs, we may be responsible for our own litigation costs, which can be expensive.

Moreover, civil claims may be filed against us for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information for which we provide agency services. In the event we are subject to government actions or civil claims in connection with false, fraudulent, misleading or otherwise illegal marketing content for which we provide agency services, our reputation, business and results of operations may be materially and adversely affected.

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We require various approvals, licenses, permits and certifications to operate our business, and any failure to obtain or renew any of these approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

In accordance with the laws and regulations of the jurisdictions in which we operate, we are required to maintain various approvals, licenses, permits and certifications in order to operate our business. Compliance with such laws and regulations may require substantial expense and any noncompliance may expose us to liability. We have designed and adopted strict internal procedures to ensure compliance of our business operations with all relevant laws and regulations and to ensure that we obtain necessary approvals, licenses, permits, and certifications for our business operations. However, we cannot guarantee that we will be able to obtain all requisite approvals, licenses, permits, and certifications. Regulatory authorities who have extensive authority to supervise and regulate the industry we operate in may not interpret relevant laws and regulations the way we do. In addition, as the regulatory regime for the industries in which we operate continues to evolve, new laws, regulations, and regulatory requirements are promulgated and implemented from time to time. We may be required to obtain new approvals, licenses, permits, and certifications that we do not currently have for our existing business or for businesses that we may expand into in the future. In the event of noncompliance, we may have to incur significant expenses and divert substantial managerial time to rectify this incident. In the future, if we fail to obtain all the necessary approvals, licenses, permits, and certifications required by relevant laws and regulations or if we are deemed to have conducted business operations requesting certain approvals, licenses, permits, and certifications without having one, we may be subject to fines or the suspension of operations of the relevant business segments or facilities that do not have all the requisite approvals, licenses, permits, and certifications, which could materially and adversely affect our business and results of operations.

We are subject to the risks associated with international trade policies, geopolitics and trade protection measures.

Our operations may be negatively affected by any deterioration in political and economic relations among countries and sanctions and export controls administered by the government authorities in the countries in which we operate, and other geopolitical challenges, including, but not limited to, economic and labor conditions, increased duties, taxes and other costs, and political instability. Furthermore, concerns over inflation, energy costs, geopolitical frictions, capital market volatility and liquidity issues may create difficult operating conditions in the future.

Future expansion plans are subject to uncertainties and risks and may lead to increase in our costs in the future.

As part of our business strategies, we are developing our mini-drama stream and grow business scale by recruiting employees for development, sales and customer teams, procuring and upgrading equipment and underlying infrastructure, and conducting strategic investment and acquisition. However, there is no assurance that we can successfully implement such business strategies or that such business strategies can be implemented according to our proposed timeline and estimated cost due to factors which may be out of our control, such as technical hurdles, the sufficiency of financial resources, and our ability to employ sufficient and competent staff for the business expansion.

On the other hand, the expansion plan may not generate the benefits we expect, such as increase in revenue and gross profit margin, due to factors beyond our control, such as changes in general market conditions, the economic environment, and the overall expenditures of our potential customers on our products and services and their future growth trends.

The continued expansion of our business may also place significant pressure on our management, operating and financial resources. Accordingly, there can be no assurance that our business will achieve the expected growth or that our business will be profitable. Given such uncertainties, there can be no assurance that our future plans will be achieved or completed within the predetermined time frame or that our objectives will be achieved in whole or in part. Our future business, profitability and financial condition could be materially and adversely affected.

Our strategy of making strategic acquisitions and investments may fail and may result in material and adverse impacts on our financial condition and results of operations.

As part of our business growth strategy, we may, in the future, acquire or make investments in businesses or companies that we believe can expand and strengthen our media platform resources, monetization abilities, and our technological capacities. Our ability to implement our acquisition strategy will depend on our ability to identify suitable targets, our ability to reach agreements on commercially reasonable terms, within a desired time frame, and the availability of financing to these complete acquisitions, as well as our ability to obtain any required stockholder or government approvals.

Our strategic acquisitions and investments could subject us to uncertainties and risks, including high acquisition and financing costs, potential ongoing financial obligations and unforeseen or hidden liabilities, the failure to achieve our intended objectives, benefits, or revenue-enhancing opportunities, the uncertainty of entering into markets in which we have limited or no experience and in which competitors have stronger market positions, costs associated with and difficulties in integrating acquired businesses and managing a larger business, and diversion of our resources and management attention. Our failure to address these uncertainties and risks may have a material adverse effect on our liquidity, financial condition, and results of operations.

Even if we are able to successfully acquire or invest in suitable businesses, we cannot guarantee that we will achieve our expected returns on such acquisitions or investments. Acquisitions also pose the risk that we may be exposed to successor liability related to the actions by an acquired company and its management before and after the acquisition. The due diligence that we conduct in connection with an acquisition or investment may not be sufficient to discover unknown liabilities and any contractual guarantees or indemnities that we receive from the sellers of the acquired companies or investment target companies and/or their stockholders may not be sufficient to protect us from, or to compensate us for, actual liabilities. A material liability associated with an acquisition or investment could adversely affect our reputation and reduce the benefits of the acquisition or investment. In addition, if the management team or key employees of an acquired company fail to perform as expected, this may affect the business performance of such acquired company and, in turn, have a material adverse effect on our business, financial condition and results of operations.

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We are subject to an evolving set of ESG-related laws and regulations and exposed to transition risks.

Changes in social trends, political policies, laws and regulations from can have a material adverse effect on our business, financial condition and results of operations. Our business operations are subject to ESG-related laws and regulations promulgated by competent authorities. We are in the process of establishing an ESG policy and expect to implement relevant policies and procedures to ensure our compliance with the applicable laws and regulations. As of the date of this prospectus, no material fines or penalties have been imposed on us for any noncompliance with health, work safety, social or environmental regulations. However, these social trend and political policies are continuously evolving, ESG-related laws and regulations are continuously being promulgated, and there are differing interpretations of ESG-related laws and regulations. We cannot assure you that we will fully comply with the evolving laws and regulations. Any change in laws and regulations or any change of interpretation thereof may substantially increase our compliance costs. Furthermore, any non-compliance with relevant laws and regulations may subject us to fines, penalties and other legal liabilities, and have a negative impact on our reputation and creditability, further materially and adversely affecting our business, financial condition and results of operations. In addition, potential transition risks may result from the increasingly demanding ESG-related regulations and policy. We may be required to invest significantly in transforming our business and operations. Failure to adapt to the new rules in a timely manner or at all may cause us to lose market share and business opportunities to our competitors, and our business, financial condition and results of operations may be materially and adversely affected.

We may not have sufficient insurance coverage to cover our potential liability or losses and, as a result, our business, financial condition, results of operations and prospects may be materially and adversely affected should any such liability or losses arise.

We face various risks in connection with our business and may lack adequate insurance coverage or have no relevant insurance coverage. As of the date of this prospectus, we had not had any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring against these risks, and the difficulties associated with acquiring such insurance on commercially reasonable terms, render such insurance impractical for our business and purposes. However, any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our business and results of operations.

We are subject to anti-corruption, anti-money laundering and other relevant laws and regulations.

We are subject to anti-corruption, anti-money laundering and other relevant laws and regulations in the jurisdictions where we operate. We may be subject to investigations and proceedings by governmental authorities for alleged infringements of these laws if our compliance processes or internal control systems are not conducted or are not operating properly. These proceedings may result in fines or other liabilities and could have a material adverse effect on our reputation, business, financial condition and results of operations. If any of our subsidiaries, employees or other persons engage in fraudulent, corrupt or other unfair business practices or otherwise violate applicable laws, regulations or internal controls, we could become subject to one or more enforcement actions or otherwise be found to be in violation of such laws, which may result in penalties, fines and sanctions and, in turn, adversely affect our reputation, business, financial condition and results of operations.

We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs, which may in turn impair our growth.

We intend to continue to grow our business, which will require additional capital to develop new features or enhance our services, improve our operating infrastructure, finance working capital requirements, application development costs, content licensing costs, marketing and user acquisition expenses associated with the launch and promotion of our mini-drama application, expenses associated with the uplisting process, or acquire complementary businesses and technologies. Management currently expects that our funding requirements for the next twelve months will exceed $2.0 million. We intend to fund these requirements through a combination of projected operating income and operating cash flows, supplemented, if necessary, by related-party financing and potential equity issuances; however, as of the filing date of the Q3 2026 Quarterly Report, no binding financing commitments had been executed, and there can be no assurance that additional capital will be available on acceptable terms. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants related to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we are unable to secure additional funding on favorable terms, or at all, when we require it, our ability to continue to grow our business or react to market conditions could be impaired and our business may be harmed.

Disruptions in the financial markets and economic conditions could affect our ability to raise capital.

Global economies could suffer dramatic downturns as the result of a deterioration in the credit markets or any related financial crises as well as a variety of other factors, including extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. In the past, governments have taken unprecedented action to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. If these actions are not successful, the return of adverse economic conditions may have a significant impact on our ability to raise capital, if needed, on a timely basis and on acceptable terms, or at all.

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We are subject to restrictions on currency exchange.

Although our financial results are reported in U.S. dollars, substantially all of our revenues and most of our expenses are denominated in Chinese renminbi (“RMB”). The convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the Chinese mainland are subject to the applicable laws and regulations in the PRC. RMB is currently convertible under the “current account,” which includes dividends, trade, and service-related foreign exchange transactions, but need to observe certain requirements if under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our PRC subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for the settlement of “current account transactions,” including payment of dividends to us, by complying with certain procedural requirements. Therefore, each PRC operation entity is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations. However, we cannot guarantee that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, the SAFE and other relevant PRC governmental authorities. Since a significant amount of our future revenue and cash flow will be denominated in RMB, any existing and future restrictions on currency exchanges may limit our ability to utilize cash generated in RMB to fund our business activities outside of the PRC or pay dividends in foreign currencies to our stockholders. If we fail to meet the requirements under the PRC laws and regulations for obtaining sufficient foreign currencies to satisfy our foreign currency demand, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuations in exchange rates could result in foreign currency exchange losses and could materially reduce the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system. We cannot guarantee the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

Most of our revenue and costs are denominated in RMB. Any significant revaluation of RMB may materially and adversely affect our results of operations and financial position reported in RMB when translated into U.S. dollars. To the extent that we need to convert U.S. dollars we receive from this offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount.

Our tax liabilities may be greater than anticipated.

The U.S. and non-U.S. tax laws applicable to our business activities are subject to interpretation. We are subject to audit by the Internal Revenue Service and by taxing authorities of the state, local and foreign jurisdictions in which we operate. Our tax obligations are based in part on our corporate operating structure, including the manner in which we develop, value, and use our intellectual property, the jurisdictions in which we operate, how tax authorities assess revenue-based taxes such as sales and use taxes, the scope of our international operations and the value we ascribe to our intercompany transactions. Taxing authorities may and have challenged our tax positions and methodologies for valuing developed technology or intercompany arrangements, as well as our positions regarding the collection of sales and use taxes and the jurisdictions in which we are subject to taxes, which could expose us to additional taxes. Our future tax expense could increase as a result of changes in tax laws, regulations or accounting principles, or as a result of earning income in jurisdictions that have higher tax rates. An increase in our tax expense could have a negative effect on our financial position and results of operations. Moreover, the determination of our provision for income taxes and other tax liabilities requires significant estimates and judgment by management, and the tax treatment of certain transactions is uncertain. Although we believe we will make reasonable estimates and judgments, the ultimate outcome of any particular issue may differ from the amounts previously recorded in our financial statements and any such occurrence could materially affect our financial position and results of operations.

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Risks Relating to Ownership of Our Securities

Our stock is currently thinly traded, so shares may be unable to be sold at or near the quoted bid prices if a significant number of shares need to be sold.

We cannot give any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Although the shares of our common stock are quoted on the OTC Markets Group, there has been limited trading in our shares, meaning that the number of persons interested in purchasing our common shares at any given time has been relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent.

Our stock price is volatile.

The price at which our common stock has traded has fluctuated significantly. The price may continue to be volatile due to a number of factors including the following, some of which are beyond our control. These factors include, but are not limited to:

●	variations in our operating results;
●	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;
●	announcements of developments affecting our business, systems or expansion plans by us or others;
●	competition, including the introduction of new competitors, their pricing strategies and services;
●	the operating results of our competitors.
●	market volatility in general;
●	the level of demand for our stock, including the amount of short interest in our stock; and
●	general economic and political conditions such as recessions, interest rates, fuel prices, trade wars, pandemics (such as COVID-19), currency fluctuations, geopolitical conflicts and acts of war or terrorism.

As a result of these and other factors, investors in our common stock may not be able to resell their shares at or above their original purchase price. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our common stock could decline.

If our existing stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decrease significantly. The perception in the public market that our existing stockholders might sell shares of common stock could also depress our market price. Our executive officers and directors and certain of our stockholders are subject to the lock-up agreements described under “Underwriting” and the Rule 144 holding period requirements described under “Shares Eligible for Future Sale.” After these lock-up periods have expired, and the holding periods have elapsed, additional shares will be eligible for sale in the public market. The market price of shares of our common stock may drop significantly when the restrictions on resale by our existing stockholders lapse. A decline in the price of shares of our common stock may impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Sales of our common stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause the trading price of our common stock to fall and make it more difficult for you to sell shares of our common stock.

Additionally, certain of our employees, executive officers, and directors may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, nonpublic information, subject to the expiration of the lock-up agreements and Rule 144 requirements referred to above.

We do not expect to declare any cash dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur, to realize future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

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We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply the net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We may issue additional securities in the future. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. New investors in such future transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price could be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Preparing and forecasting our financial results requires us to make judgments and estimates which may materially differ from actual results, and if our operating and financial performance does not meet the guidance that we provide to the public, the market price of our common stock may decline.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. We base such estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, but actual results may differ from these estimates. Using such estimates has the potential to negatively impact the results we report which could negatively impact our stock price.

In addition, we may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will be comprised of forward-looking statements subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If, in the future, our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our common stock may decline.

We may not be able to satisfy the listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such a listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital in the future.

Changes in tax laws may materially adversely affect our financial condition, results of operations, and cash flows or adversely impact the value of an investment in our common stock.

New income, sales, use, or other tax laws, statutes, rules, regulations, or ordinances could be enacted at any time or interpreted, changed, modified, or applied adversely to us, any of which could adversely affect our business operations and financial performance. We urge investors to consult with their legal and tax advisors with respect to any changes in tax law and the potential tax consequences of investing in our common stock.

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Our Amended and Restated Bylaws provide that the United States District Court for the State of Nevada, Nevada will be the sole and exclusive forum for certain disputes which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or agents.

Our amended and restated bylaws provide that the state or federal courts located in Nevada will be the exclusive forum for: (i) any actual or purported derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty by any of our directors or officers; (iii) any action asserting a claim against us or our directors or officers arising pursuant to Chapter 78 of Nevada Revised Statutes, our articles of incorporation, or our amended and restated bylaws; or (iv) any action asserting a claim against us or our officers or directors that is governed by the internal affairs doctrine, in each case subject to applicable jurisdictional requirements and the laws of the United States. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This provision does not apply to claims brought under the Securities Act or the Exchange Act. The exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Risks Related to Our Corporate Structure

We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have an adverse effect on our ability to conduct our business. To the extent our cash is in Chinese mainland or held in our subsidiaries in Chinese mainland, the funds may not be available to fund operations or for other use outside of Chinese mainland due to the imposition of restrictions and limitations on, the ability of us or our subsidiaries by the PRC government to transfer cash.

We rely on dividends and other distributions on equity paid by our subsidiaries, including our PRC subsidiaries, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders and service any debt we may incur outside of the PRC. Current Chinese mainland regulations permit our Chinese mainland subsidiaries to pay dividends to us out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. These reserves, together with the registered capital, are not distributable as cash dividends. Additionally, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to us.

Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective stockholders could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our future financial and operating results;
●	our ability to maintain an adequate rate of revenue growth;
●	our business plan and our ability to effectively manage our growth and associated investments;
●	our ability to attract and retain advertisers and advertising agencies;
●	our ability to further penetrate our existing client base;
●	our ability to maintain a consistent supply of quality advertising traffic and data;
●	our ability to maintain our competitive technological advantages against competitors in our industry;
●	our expectations concerning the advertising industry and, in particular, the market for programmatic ad purchasing;
●	our ability to introduce new offerings and bring them to market in a timely manner;
●	our ability to continue to expand internationally;
●	the effects of increased competition in our market and our ability to compete effectively;
●	our ability to attract and retain qualified employees and key personnel while maintaining our corporate culture;
●	future acquisitions of, or investments in, complementary companies or technologies; and
●	our ability to comply with evolving legal and industry standards and regulations, particularly concerning data protection and consumer privacy.

We have based the forward-looking statements included or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section captioned “Risk Factors” and elsewhere in this prospectus or documents incorporated by reference herein. These risks are not exhaustive. Other sections of this prospectus or documents incorporated by reference herein include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and documents incorporated by reference herein. We cannot guarantee that the results, events, and circumstances reflected in the forward-looking statements will be achieved, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and documents incorporated by reference herein and exhibits filed with the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus and documents incorporated by reference in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $17.3 million from the sale of the common stock offered by us in this offering, based on an assumed public offering price of $4.0 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our marketing capabilities, expand research and development on platforms, increase the production of high-quality short-form drama content, and expand the market share of our short-form drama applications in key markets, including North America, Europe, and Southeast Asia. We also intend to support the continued expansion of our advertising business, including strengthening client acquisition, key account development, and advertising technology capabilities. We also intend to use the proceeds to evaluate strategic opportunities, other working capital and general corporate purposes, and create a public market for our common stock. As of the date of this prospectus, we cannot specify with certainty all the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from this offering for general corporate purposes. In addition, we may use a portion of the proceeds for acquisitions, but we have not yet identified nor entered into preliminary negotiations with any specific acquisition target. To the extent we enter into an acquisition agreement, the cash costs would come from the working capital and general corporate purposes amount below.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount (%)
Mini-Drama APP Marketing	50%
Research and Development Mini-drama business	20%
Advertising Business Expansion (Client Acquisition, Key Accounts, and Campaign Operations)	10%
Working Capital and General Corporate Purposes	20%
Total	100%

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amount and timing of our actual expenditures will depend upon numerous factors, including the progress of our marketing and sales efforts, the development and scaling of our mini-drama platform (including YYYS), the growth of our advertising business, and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes from what we currently intend.

We expect that a portion of the proceeds allocated to mini-drama operations will support platform development, user acquisition, content acquisition, production, and international expansion of the YYYS application. We also expect that proceeds allocated to advertising business expansion will support client acquisition, sales network enhancement, and advertising campaign execution. However, there can be no assurance that these initiatives will achieve their intended objectives.

Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed. We believe that the funds raised in this offering will be sufficient to finance the purposes described above and we do not think that material amounts from other sources of funds will be necessary to finance such purposes.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital-preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, our common stock has been listed on the OTC Markets Group under the symbol “HFUS.” There has been limited trading in our shares, meaning that the number of persons interested in purchasing our common shares at any given time has been relatively small or non-existent. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “HFUS,” with such listing being a condition to this offering. There can be no assurance that our listing application will be approved. For more information, see the section “Risk Factors.”

As of July 10, 2026, 25,027,004 shares (reflecting the 1 for 4 Reverse Stock Split) of our common stock were issued and outstanding and were held by 17 stockholders of record. This number does not include ‘beneficial owners’ whose shares are held in ‘street name’ by banks, brokers, and other financial institutions.

On March 28, 2025, the Board of Directors approved by unanimous written consent a reverse stock split of the Company’s authorized shares and issued and outstanding shares of common stock, par value $0.001 per share, at a ratio of 1-for-4. As a result of the Reverse Split, every four shares of the Company’s pre-Reverse Split Common Stock has been combined into one share of the Company’s post-Reverse Split Common Stock, without any change in par value per share. Prior to the Reverse Split, the Company was authorized to issue (i) 300,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As a result of the Reverse Split, the Company is authorized to issue 75,000,000 shares of Common Stock. The par value per share of the Common Stock will remain unchanged at $0.001 per share. The total number of shares of Preferred Stock authorized for issuance will not be impacted by the Reverse Stock Split.

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DIVIDEND POLICY

We have not declared any cash dividends since our inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings; capital requirements; financial condition; prospects; applicable Nevada law; and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Nevada law. Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were dissolved immediately following the distribution to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of April 30, 2026. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis to reflect the sale of 5,000,000 shares of our common stock by us in this initial public offering at an assumed initial-public-offering price of $4.0 per share, after deducting estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes incorporated by reference in this prospectus – see “Incorporation of Certain Information by Reference.”

	As of April 30, 2026
	Actual	Pro Forma (Unaudited)(1)
Cash, cash equivalents and investments	$160,421	$17,642,550

Short term debts (including short term loans from related parties)	$1,725,571	$1,725,571
Long term debts	$-	$-

Stockholders’ equity
Common stock, $0.001 par value, 75,000,000 shares authorized, 25,027,004 shares issued and outstanding, actual; 75,000,000 shares authorized, 30,027,004 shares issued and outstanding, pro forma	25,027	30,027
Additional paid-in capital	4,765,455	22,027,990
Accumulated deficit	(4,196,998)	(4,196,998)
Accumulated other comprehensive income	341,209	341,209
Total stockholders’ equity (deficit)	934,693	18,202,228

Total Capitalization	$2,660,264	$19,927,799

(1)	Each $1.00 increase or decrease in the assumed public-offering price per share of $4.0 would increase or decrease, as applicable, the as-adjusted amount of each of cash and cash equivalents, additional paid-in capital, and total stockholders’ equity (deficit) by approximately $4.6 million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. Similarly, each 1-million-share increase or decrease in the number of shares of common stock offered in this offering would increase or decrease, as applicable, the as-adjusted amount of each of cash and cash equivalents, additional paid-in capital, and total stockholders’ equity (deficit) by $3.6 million, assuming that the initial-public-offering price per share remains $4.0, and after deducting estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as-adjusted net tangible book value of their shares of common stock. Dilution results from the fact that the $4.0 per share offering price is substantially in excess of the book value per share attributable to the existing stockholders for our presently outstanding common stock. Our net tangible book value attributable to stockholders on April 30, 2026, was approximately $0.01 per share. Net tangible book value as of April 30, 2026, represents the amount of total tangible assets minus total liabilities, divided by the number of common stock outstanding.

After giving effect to the sale of shares of common stock in this offering at the assumed offering price of $4.0 per share and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at April 30, 2026, would have been $17,801,738, or $0.59 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.58 per share to existing investors and immediate dilution of $3.41 per share to new investors.

The following table illustrates this per-share dilution to new investors:

Offering
Assumed initial public offering price per share	$4.00
Historical net tangible book value per share as of April 30, 2026	$0.01
Pro forma as adjusted net tangible book value as of April 30, 2026	$17,801,738
Increase in as-adjusted pro forma net tangible book value per share attributable to the offering	$0.58
Pro forma net tangible book value per share as of April 30, 2026, after this offering	$0.59
Dilution per share to investors participating in this offering	$3.41

Each $1.00 increase (decrease) in the assumed offering price of $4.0 per share would increase (decrease) our pro forma as adjusted net tangible book value as of April 30, 2026, by approximately $4.6 million and would increase (decrease) dilution to new investors by $0.85 per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing.

After completion of this offering, our existing stockholders would own approximately 83.3% of our common stock, and our new investors would own approximately 16.7% of the total number of shares of our common stock outstanding after this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The following table summarizes, on a pro forma as adjusted basis as of April 30, 2026, the differences between existing stockholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share before deducting the underwriting discounts, non-accountable expense allowance, to the underwriter and the estimated offering expenses payable by us.

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	25,027,004	83.3%	$2,273,629	10.2%	$0.09
New Investors	5,000,000	16.7%	20,000,000	89.8%	4.00
Total	30,027,004	100.0%	$22,273,629	100.0%	$0.74

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the three and nine months ended April 30, 2026 and 2025, please read “Item 2. Management’s Discussion and Analysis or Plan of Operation” in our Q3 2026 Quarterly Report, which is incorporated by reference into this prospectus. For the years ended July 31, 2025 and 2024, please read “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report (as defined below), which is incorporated by reference into this prospectus.

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BUSINESS

Our Company and Mission

Hartford Creative Group, Inc. (“HFUS,” “we,” “us,” or “Company”) specializes in delivering marketing solutions tailored to businesses of SMEs. Our suite of precision marketing services offers cross-media strategies that enable advertisers to effectively target and engage audiences across premier media platforms. Catering to a broad spectrum of industries, we leverage our interconnecting network and keen insights into market demands to develop and implement bespoke marketing initiatives. These initiatives encompass design, launch, monitoring, and optimization of advertising campaigns.

Navigating the intricate landscape of the modern marketing and sales value chain presents numerous challenges, particularly for enterprises lacking the necessary expertise. Many companies struggle with creating ample marketing content, devising effective strategies, converting leads, and managing customer relations—tasks made more daunting by the sheer volume of use cases across diverse marketing channels. According to the publication Digital Transformation Market Size, Share, Growth & Trends Analysis Report By Solution, By Deployment, By Service, By Enterprise Size, By End-use, By Region, And Segment Forecasts, 2024 – 2030, the global digital transformation market size was estimated at USD 880.3 billion in 2023 and is expected to grow at a compound annual growth rate (CAGR) of 27.6% from 2024 to 2030. With 1.02 billion internet users and the world’s largest social media population, China’s growing economy, booming technology sector, and thriving e-commerce scene make it one of the most intriguing markets in the world today. Social media has long been one of the most important communication channels in China, with the country having the world’s largest number of social media users at over 983.3 million as of November 2024.

The pent-up demand from social media influencers’ marketing needs on social media applications enable the Company to expand its precise marketing services. The Company began to engage in the social media advertising business on mainstream social media platforms. As an advertising partner of China’s major social media markets, we aim to provide customers with vertical integration services from early-stage advertising video creation, photography, editing, to advertising operation and management on social media apps. Furthermore, we are progressively initiating TikTok advertising campaigns overseas, equipping our domestic Chinese clientele with the tools to penetrate international markets, including the United States.

We have built a diversified customer base with a strong willingness to pay. Since launching our advertising placement services business in January 2024, we have experienced significant growth and expansion. For the nine months ended April 30, 2026, we generated net revenue of approximately $1.5 million from our advertising placement services. For the fiscal year ended July 31, 2025, we generated net revenue of approximately $2.0 million from advertising placement services. We believe this growth reflects the continued expansion of our advertising platform and the growth of our customer base. In response to the continued expansion of our advertising business, we initiated a strategic optimization of our advertising client portfolio during the latter part of calendar year 2025. As part of this initiative, we focused on strengthening relationships with high-quality customers, consolidating key accounts, and enhancing engagement with larger advertisers. In April 2026, we entered into non-binding framework agreements with several major customers with an aggregate contract value of approximately RMB 500 million. These framework agreements establish the basis for future advertising placement opportunities and are expected to enhance the visibility and stability of our business pipeline. We believe these initiatives position us to further expand our advertising placement services business and increase advertising transaction volume in future periods. However, revenues generated under the framework agreements will depend on the execution of individual service orders, customer advertising spending levels, market conditions, and other factors, and there can be no assurance regarding the amount or timing of revenues that may ultimately be realized from such arrangements.

Based on market research and discussions between the board and third-party suppliers and experts, the Company has further developed a plan of mini-drama business. The Company is strategically positioned to capture considerable market interest and enhance revenue streams from our innovative mini-drama business.

In April 2026, the Company introduced “YYYS,” a new mini-drama application. Initial testing began on April 28, 2026, followed by an official launch on Google Play in the United States on May 6, 2026. The application was subsequently launched and made available on the Apple App Store in the United States on June 2, 2026. Upon launch, the platform offers over 160 short dramas with an aggregate runtime of more than 10,000 minutes. The Company intends to expand its content library to approximately 1,200 short dramas by the end of calendar year 2026 and approximately 5,000 short dramas by the end of calendar year 2027. However, these targets are forward-looking in nature and may not be achieved on the anticipated timeline, or at all.

YYYS is positioned as a short-form drama platform targeting primarily female users aged 25–45 in the United States. The platform currently focuses on romance and emotionally driven content, with additional genres such as suspense and science fiction under evaluation. The Company’s user acquisition strategy includes a combination of organic traffic generation through social media platforms (including YouTube, Facebook, and TikTok) and paid user acquisition campaigns through third-party advertising platforms. The Company’s monetization model consists of a one-time lifetime membership fee of approximately USD 35, which provides users access to platform content, as well as an advertising-supported model for non-paying users, including reward-based video advertisements. There can be no assurance that these monetization strategies will generate sufficient user conversion or advertising revenue.

The Company leverages production resources in Los Angeles, a hub for short-form drama content production, and utilizes a combination of internally produced content and third-party licensed content to support initial platform offerings. The Company also intends to evaluate the use of artificial intelligence-enabled tools to assist in content production and post-production processes. Such technologies remain in early stages of development, and there can be no assurance that they will result in anticipated cost efficiencies or production scalability.

The Company plans to pursue a phased international expansion strategy following initial launch in the United States, including potential expansion into Southeast Asia, Europe, and the Middle East, subject to regulatory, operational, and commercial considerations.

The Company recorded its first mini-drama-related revenue of approximately USD 36,000 in July 2025. The mini-drama business is in an early stage, and its success depends on a variety of factors, including user adoption, content acquisition and production capabilities, competitive dynamics, and effective monetization, many of which are outside the Company’s control.

Our mission is to excel as the premier partner for enterprises worldwide, driving intelligent digital transformation with unparalleled expertise and commitment.

Our Market Opportunity

Revolutionary industry trends are transforming the landscape of advertising procurement and dissemination. Our strategic positioning allows us to capitalize on the dynamic shifts in digital marketing and consumer behavior.

The digital advertising landscape is rapidly evolving, driven by technological advancements, shifting consumer behaviors, and sophisticated audience targeting. Enhanced content delivery across multiple platforms, increasing mobile and device usage, and refined audience segmentation have created a diverse ecosystem for advertisers to reach and engage their target audiences effectively. This evolution presents advertisers with diverse options to target and gauge their campaigns effectively across a multitude of channels and devices.

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Increasing Digital Advertising Investment by SMEs: The uptake of digital advertising by SMEs are now harnessing digital media’s potential, propelled by technological advancements that facilitate multi-channel advertising with a local focus. The drive for efficient campaigns with tangible results and the imperative needs of the COVID-19 era have accelerated SMEs’ digital advertising adoption.

Multicultural Audience Engagement: The rise of digital media and new marketing channels has led to more nuanced audience segmentation, particularly among multicultural demographics. The competitive edge will belong to those who can forge direct connections between advertisers and multicultural audiences, leveraging insights from these interactions.

Programmatic Local Advertisement Buying: Programmatic advertising has revolutionized local advertisement buying, enabling precise targeting to the individual level. Programmatic advertising is the use of automated, technology-driven processes, such as software, algorithms and data, to buy and place digital advertisements in real-time across the internet, instead of relying on traditional methods such as direct negotiations or manual insertion orders. The consolidation of inventory allows local advertisers to select their advertisement placements with greater specificity. Technologies such as geotargeting and IP address identification have democratized targeted local advertising, which previously was dominated by larger national advertisers. We believe that accessing a platform to target audiences across all digital inventories presents a significant competitive advantage. Moreover, the ability to tailor audiences to local providers’ needs offers substantial benefits for local advertisers, fostering higher engagement, retention, and opportunities for sales growth. The local advertising sector is poised to deepen its understanding and utilization of these capabilities.

The impending discontinuation of third-party cookies is set to introduce a new set of challenges for small to medium-sized businesses in the digital advertising arena. Despite the sustained support for first-party data, the absence of third-party cookies is anticipated to impact the efficacy of advertising campaigns. The core issue lies in the disconnect between advertisement impressions and user identity, compounding the existing hurdles for these businesses. However, this shift also heralds substantial opportunities for innovative tech companies poised to offer advanced media buying solutions that can bridge the gap and ensure minimal disruption in advertising performance.

The COVID-19 pandemic has underscored the importance of return on investment (ROI) for advertising spending. Digital advertisements, with their inherent measurability and adaptability, stand out against traditional media, offering a more resilient and effective platform for today’s market demands.

The Rise of Mini-Dramas in China’s Entertainment Landscape: In 2023, China’s mini-drama market reached 37.4 billion RMB (US$5.2 billion), nearly 70 percent of China’s box office revenue that year. The number is expected to reach 100 billion RMB in 2027 (US$13.8 billion), according to a report by iMedia Research. Mini-dramas, with their concise, smartphone-friendly format, have captivated a demographic of viewers seeking swift and immersive storytelling experiences. Moreover, the mini-drama phenomenon is not confined to domestic boundaries; it is making significant inroads internationally. A testament to this trend is the ascent of a mini-drama application tailored for English-speaking audiences, which recently clinched the position of the downloaded app in the United States.

Customer Portfolio and Revenue Stream

Our current customers primarily consist of advertising buyers. During the nine months ended April 30, 2026, we entered into advertising service contracts with approximately 48 customers, compared to approximately 43 customers during the fiscal year ended July 31, 2025. In each case consisting of advertising buyers, including small- and medium-sized companies, large advertising holding companies (which may manage several agencies), independent advertising agencies and mid-market advertising service organizations.

As part of our growth strategy, we are also developing a mini-drama content platform that is intended to serve a different customer segment consisting of individual users and subscribers. Based on market research and discussions with third-party suppliers and industry participants, we have developed a business plan to expand into the mini-drama market through our YYYS application. The application has been formally launched through Google Play and the Apple App Store in the United States on June 2, 2026. At launch, the YYYS platform offered more than 160 short dramas with an aggregate runtime exceeding 10,000 minutes. We currently plan to expand the content library to approximately 1,200 short dramas by the end of calendar year 2026 and approximately 5,000 short dramas by the end of calendar year 2027. We believe the platform may provide opportunities to establish a new customer base, diversify our revenue sources, and enhance our content-driven engagement capabilities.

Our strategy is designed to help business customers improve customer acquisition, online visibility, and brand awareness through digital marketing solutions while simultaneously exploring opportunities in content-driven consumer engagement through our mini-drama platform. However, the mini-drama business remains at an early stage of development, and there can be no assurance that the platform will achieve significant user adoption, generate meaningful revenues, or achieve commercial success.

Our Suppliers

Our major suppliers are media platforms and agencies (“contractors”). For the nine months ended April 30, 2026, three contractors accounted for 37% of the Company’s total services acquisition. For the year ended July 31, 2025, two contractors accounted for 36% of the Company’s total services acquisition. As of April 30, 2026 and July 31, 2025, advances made to four and three contractors accounted for 89% and 64%, respectively, of the Company’s total advanced payments.

Our Competitive Strengths

We are confident that our unique attributes and capabilities providing us with distinct competitive advantages:

●	Robust Sales Network: Our expansive sales network is designed to effectively reach and engage potential customers. Since January 2024, we’ve built a direct sales team committed to delivering exceptional service. Our sales professionals are ambassadors of our capabilities and dedication to customer relationships, striving to help customers achieve their objectives. The customer service team plays a pivotal role in pre-consultation, understanding customer needs, and providing diligent after-sales support, ensuring maximum benefit from our products.
●	Experienced Leadership: Our senior management team, composed of industry veterans, keeps us at the forefront of the marketing industry’s evolution. Mr. Binbin Duan, our China Regional Business General Manager, brings fifteen years of internet advertising expertise. His previous role as Key Account Manager for Games at ByteDance, where he managed substantial advertisement sales and served high-profile clients, underscores our leadership’s depth of experience.

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●	Client Retention and Expansion: We cater to small and medium-sized businesses seeking high ROI and low customer acquisition costs. We maximize advertising service revenue for a diverse range of publishers through targeted advertising and leveraging technology to meet specific client needs. We aim to maintain a high retention rate for key revenue-generating clients. Our ROI focus fosters trust and loyalty, leading to a natural progression from clients.
●	Profitable Growth: Our revenue has grown significantly, increasing by 100% from fiscal year of 2024. Our financial performance reflects the strength of our client relationships and the scalability of our business model.
●	Commitment to ESG Principles: Our strategy is deeply rooted in ESG values, fostering partnerships across the advertising spectrum. We are proud of our multicultural foundation and our commitment to diversity. Our Board, with two out of five members from underrepresented groups, is a testament to our commitment to creating a more inclusive workplace.

Growth strategy

Our growth strategy is dynamic and multifaceted, designed to capitalize on our existing momentum:

●	Increasing our share of existing clients’ digital advertising spending.
●	Expanding our sales force and our international presence. We are actively growing our sales teams, targeting regions brimming with untapped market potential to broaden our reach.
●	Acquisition and Innovation. Our experienced management team is strategically positioned to identify and execute acquisitions that will fuel innovation and broaden our market presence.
●	Technological Advancement and Aiming to incorporate AI and Machine Learning technologies. We are committed to enhancing our infrastructure and technology, which is pivotal in increasing revenue and operational efficiency, thereby laying the groundwork for enduring growth and success. We developed a mini-drama application and plan to attract significant attention and boost in-app revenue and advertising revenue through this platform. Our future-focused approach includes investment in AI and machine learning technologies to refine our data matching capabilities, ensuring we remain at the industry’s forefront.

Our Product And Service Offerings And Revenue Model

We offer a variety of marketing services to address our customers’ different needs during the marketing and sales process, helping users to improve marketing efficiency and grow sales at lower costs. Through strategic partnerships with suppliers and contractors, we deliver targeted marketing services to our advertising clients, encompassing advertisement placements, real-time analytics, and continuous campaign enhancements. Our current revenue is primarily composed of advertisement placements fees. We provide traffic acquisition services to place advertisements. The advertisements are published on targeted media platforms as determined by the customers. Revenue is recognized when advertisement placement is completed. We are not the principal in this arrangement, as we do not control the specified service (i.e., the traffic) before that service is delivered to the customer. We report the amount received from the customers and the amounts paid to the media platforms or contractors related to these transactions on a net basis.

Recognizing the entertainment demands in the modern and fast-paced lifestyle, we have embarked on creating mini-drama. Consumers will be able to indulge in short, engaging drama videos amidst their busy schedules. To enhance accessibility, we will offer multiple content consumption options: viewers can enjoy a number of episodes for free, rent or purchase a series on a pay-per-view basis, or accumulate digital coins for episode access by engaging with advertisements.

We further plan to provide intelligent tools to help customers to achieve the digitalization in the key steps of marketing. Features of our future marketing products will enable customers to efficiently distribute auto-generated marketing contents on free-of charge media platforms or those charge low traffic costs, primarily including mini-drama video platforms featuring private-traffic marketing. Our objective is to ensure that our intelligent tools and precision marketing services work in synergy, addressing the unique marketing and sales challenges faced by our customers.

Marketing and Sales

Our sales efforts are focused on deepening relationships with existing customers, developing relationships with new and potential customers, and exploring untapped business opportunities. As of April 30, 2026, we had a team of 13 full-time employees for advertising services and a team of 6 full-time employees for our mini-drama stream development. As of the prospectus date, we operate through offices in three cities for our advertising service business.

Our sales professionals are ambassadors of our capabilities and dedication to customer relationships, striving to help customers achieve their objectives. The customer service team plays a pivotal role in pre-consultation, understanding customer needs, and providing diligent after-sales support. Our senior management team, composed of industry veterans, keeps us at the forefront of the marketing industry’s evolution.

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Competition

The digital advertising industry is a competitive, fast-paced industry with ongoing technological changes, new market entrants, and behavioral changes in content consumption. Overall digital advertising spending historically has been highly concentrated in a small number of large companies that have their own digital advertising inventory and demand. Despite the dominance of these large companies, there is still an addressable market that is highly fragmented and includes many providers of transaction services with which we compete. There has been rapid evolution and consolidation in the advertising technology industry, and we expect these trends to continue, thereby increasing the capabilities and competitive posture of larger companies, particularly those that are already dominant in various ways, and enabling new or stronger competitors to emerge. Based on the current focus of our competitors, there is even more opportunity for engagement in the underserved and multicultural markets in which we focus. We expect to compete effectively in the industry by continuing to maintain in-depth cooperation with leading media platforms and strategic partnerships.

Government Regulations

The governments (such as U.S., PRC, etc.) have enacted or are considering enacting legislation related to digital advertising and we expect to see an increase in, or changes to, legislation and regulation related to our industry, including the use of geo-location data to inform advertising, the collection and use of non-identifiable or identifiable Internet user data and unique device identifiers, such as IP address or mobile unique device identifiers, and other data protection and privacy-related regulation.

For instance, a wide variety of local, state, national and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer (including transfer across national boundaries) and other processing of data collected from or about consumers and their devices. While we have not collected data that is traditionally considered personal data, such as an individual’s name, email address, physical address, phone number, social security number, or credit card numbers, we typically do collect and store IP addresses and other device identifiers (such as unique cookie identifiers and mobile app identifiers), which are or may be considered personal data in some jurisdictions or otherwise may be the subject of legislation or regulation. On October 27, 2016, the Federal Communications Commission adopted new privacy rules for broadband providers, which significantly broadened the definition of “sensitive information” to include geo-location information, web browsing history and app usage history. Use of such “sensitive information” by broadband providers or sharing of such data with third parties requires opt-in consent under the new rules. While these rules do not directly govern us, they are expected to impact how broadband providers collect and use customer data for advertising purposes. This may, in turn, limit our access to certain types of data and our ability to allow our clients to use that data.

Our advertising activities operated in PRC are subject to a series of regulatory requirements. For instance, pursuant to the Advertising Law promulgated by the Standing Committee of the National People’s Congress, the SCNPC on October 27, 1994 which came into effect on February 1, 1995 and which was last amended on April 29, 2021, the Advertising Law applies to the commercial advertising activities where product or service providers, through certain media or mediums, directly or indirectly introduce the products or services they are marketing in the PRC. An advertisement shall not contain any information that is false or causing misunderstanding and shall not deceive or mislead consumers. Advertisers shall be responsible for the authenticity of the content of their advertisements. The advertisers refer to the natural persons, legal persons or other organizations that, for the purpose of marketing products or services, design, produce and publish advertisements either by themselves or by commissioning others to do so. The advertising agents refer to the natural persons, legal persons or other organizations that on a commission basis provide advertisement designing, production and agent service. The advertisement publishers refer to the natural persons, legal persons or other organizations that publish advertisements for advertisers or advertising agents commissioned by advertisers. Advertisers, advertising agents and advertisement publishers shall, when engaged in advertising activities, abide by laws and regulations, and comply with the requirements of honesty, credibility and fair competition. Moreover, An advertisement shall not involve any of the following circumstances: (1) using or using in a disguised manner the national flag, the national anthem, the national emblem, the army flag, the military song or army emblem of the PRC; (2) using or using in a disguised manner the names or images of the State organs or their functionaries; (3) using words such as the State-level, the highest-grade or the best; (4) impairing the dignity or interests of the State or disclosing the secrets of the State; (5) hindering social stability or harming public interests; (6) endangering the safety of the person or property, or disclosing personal privacy; (7) hindering the public order or violating the sound social morals; (8) having information suggesting pornography, eroticism, gamble, superstition, terror or violence; (9) carrying information of ethnic, racial, religious or sexual discrimination; (10) hindering the protection of environment, natural resources or cultural heritage; or (11) other circumstances prohibited by laws or administrative rules and regulations.

In accordance with the Advertising Law, an advertisement shall be readily identifiable. Where any law or regulation requires any content to be indicated expressly in an advertisement, such content shall be prominently and clearly indicated. In any advertisement, where there are expressions on the performance, function, place of origin, purpose, quality, ingredients, price, producer, validity period and undertaking of the product, or the content, provider, form, quality, price and undertaking of the service, such expressions shall be accurate, clear and explicit. In any content, where there are statements on additional presentation of gifts for the purpose of promoting the sale of goods or providing services, the type, specification, quantity, validity period and form of such gifts shall be expressly indicated. Any data, statistics, research result, abstract, quotation and other quoted information used in an advertisement shall be authentic and accurate, with the source indicated. If the quoted information is subject to a scope of application or validity period, the scope of application or validity period shall be clearly indicated. Where any advertisement involves any patented product or patented process, the patent number and patent category shall be indicated. Patent applications which have not been granted, patent rights and patents which are terminated, revoked, void shall not be advertised. An advertising agent or an advertisement publisher shall, in accordance with relevant provisions of the State, establish and perfect a system of acceptance registration, examination and verification, and record management for advertising business. An advertising agent or an advertisement publisher shall check relevant supporting documents and verify the content of advertisements in accordance with laws and administrative rules and regulations. For an advertisement with untrue information or incomplete supporting documents, the advertising agent shall not provide designing, production and agent service, and the advertisement publisher shall not publish such advertisement.

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With respect to publishing advertisements for medical treatment, pharmaceuticals, medical devices, agricultural pesticides, veterinary drugs or health food, or other advertisements subject to examination as provided by laws or administrative rules and regulations, the relevant departments (hereinafter referred to as the “advertisement examination organ”) shall, prior to the publishing, examine the content of such advertisements; in the absence of such examination, such advertisements shall not be published. For those who violate the Advertising Law, they may be subject to punishment, including but not limited to fine, confiscating advertising fees, suspension of advertisement publishing business, revocation of business license, or revocation of registration certificates for advertisement publishing.

Furthermore, advertising activities through Internet in PRC shall be governed by the Advertising Law and the Administrative Measures for Internet Advertising Internet advertising means the commercial advertising for directly or indirectly marketing goods or services in the form of text, image, audio, video or others forms through website, webpage, Internet application or other Internet media. Internet advertising including: (1) advertisements for marketing goods or services in the form of text, picture, video and others forms that contain links; (2) e-mail advertisements for marketing goods or services; (3) paid search advertisements for marketing goods or services; (4) advertisements in commercial displays for marketing goods or services; where certain information shall be displayed by operators to consumers as required by laws, regulations and rules, such laws, regulations and rules shall apply; and (5) other commercial advertisements for marketing goods or services through Internet media. Internet advertising shall be distinguishable, marked with “advertisement,” to enable consumers to identify it as an advertisement. Paid search advertising shall be clearly distinguished from natural search results. The publication or delivery of advertisements through the Internet shall not impair the normal use of the network by users. The advertisements published in pop-up form on the webpage of the Internet and other forms shall be clearly marked with a “close” sign and ensure one-key close. Nobody may induce users to click on the advertising content in a deceptive manner. No advertisement or advertisement link shall be attached to the emails sent by users without permission. Internet advertisements may be published with targeted purpose in the form of programmatic buying of advertisements and based on the information integration and data analysis services provided on the advertising demand side platform, medial platform and advertising information exchange platform. As for Internet advertisements published in the form of programmatic buying of advertisements, the operator of an advertising demand side platform shall clearly indicate the source of advertisements.

None of the following acts may occur in Internet advertising activities: (1) provide or use applications, hardware etc. to intercept, filter, cover, fast forward or take other restrictive measures against the advertisements under the normal operation of others; (2) use the network access, network equipment and applications to destroy the normal advertising data transmission, tamper or block the advertisements under the normal operation of others, or load advertisements without permission; (3) use the false statistical data, dissemination results or Internet media value to induce a false offer and seek illegitimate interests or harm the interests of others. Internet advertising publishers and advertising operators shall, in accordance with the relevant provisions of the State, establish and improve the acceptance registration, examination and verification and file management systems of Internet advertising activities, examine, review, verify and register the name, address, valid contact information and other identity information of advertisers, and establish the registration archives and verify and update the same on a regular basis. Internet advertising publishers and advertising operators shall verify the relevant certification documents and review the advertising content, and shall not design, produce, act as agents for or publish an advertisement if the content of advertising does not match or the documentary evidences thereof is not complete. Internet advertising publishers and advertising operators shall be equipped with the advertising review staff who are familiar with advertising regulations; and shall establish a specialized agency responsible for the review of Internet advertising if relevant conditions are met.

The PRC government has initiated a series of regulatory actions and made a number of public statements on offerings that are conducted overseas and/or involve foreign investment in China-based issuers, including the Opinions on Strictly Cracking down on Securities-related Illegal Activities in Accordance with the Law (promulgated by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council on July 6, 2021), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures (promulgated by the China Securities Regulatory Commission, or the CSRC and became effective on March 31, 2023), and the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Confidentiality and Archives Administration Provisions (promulgated by China Securities Regulatory Commission, Ministry of Finance, State Secrecy Administration, State Archives Bureau and became effective on March 31, 2023), which reformed the existing regulatory regime for overseas offering and listing of securities by PRC domestic companies and both direct and indirect overseas offering and listing of securities by PRC domestic companies, imposes a filing-based regulatory regime.

As the Company is a corporation organized under the laws of the State of Nevada within the U.S., we do not believe we are required to complete the applicable filing procedures with the CSRC as required of PRC domestic companies under the Trial Measures before we can complete this offering and listing on the Nasdaq. Such CSRC filing obligations are imposed under PRC law, and any noncompliance is not a bar to SEC registration or Nasdaq listing under U.S. law. However, if the applicable PRC authorities deemed that the Company and/or its subsidiaries are required to complete applicable filing procedures with the CSRC, it may lead to enforcement risk under applicable PRC laws, rules and regulations.

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The PRC government in recent years has enacted a series of laws and regulations on the protection of personally identifiable data to which we may be subject. Cybersecurity Review Measures, enacted by the Cyberspace Administration of China effective on February 15, 2022, requires (i) data processors who carry out data processing activities and (ii) any “operator of critical information infrastructure that procures network product or service” to conduct a cybersecurity review if they will affect or may affect national security. In addition, any failure or delay in the completion of the cyber security review procedures or any other noncompliance or perceived noncompliance with the PRC Cybersecurity Law or related regulations may prevent us from using or providing certain services, and may result in fines or other penalties by PRC regulatory authority, clients or others, such as making certain required rectification, suspending our related business, taking down our operations and bringing legal actions against us. On July 7, 2022, the Measures on Security Assessment of Cross-border Data Transfer was promulgated by the Cyberspace Administration of China (the “CAC”), which took effect on September 1, 2022. Under the Measures on Security Assessment of Cross-border Data Transfer, data processors providing outbound personal information shall apply for outbound data transfer security assessment with the CAC if they constitute “operator of critical information infrastructure,” or if they process personal information of over one million individuals. In addition, data processors shall also apply for outbound data transfer security assessment if they provide important data abroad or if they have cumulatively provided personal information of more than 100,000 individuals or sensitive personal information of more than 10,000 individuals abroad since January 1st of the previous year. This requirement also applies to any other instances of data transfer abroad that the CAC deems as falling within the scope of the outbound data transfer security assessment. However, these provisions have been in effect for a relatively short period of time. As advised by our PRC Legal Advisor, it is uncertain how PRC regulatory authority will apply and implement the Cybersecurity Review Measures and the Measures on Security Assessment of Cross-border Data Transfer. Whether we may be subject to such cybersecurity review and outbound data transfer security assessment by the relevant regulatory authorities shall depend on the application and implementation of the Cybersecurity Review Measures and the Measures on Security Assessment of Cross-border Data Transfer by relevant regulatory authorities. In addition, the PRC Data Security Law promulgated by the Standing Committee of the National People’s Congress of China came into effect on September 1, 2021. The PRC Data Security Law provides for data security obligations on entities and individuals carrying out data processing activities, introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used, and provides for a national security review procedure for those data processing activities which may affect national security. Further, on September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. Network data processing activities refer to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.

The above and other similar legal and regulatory developments could affect how we operate our business and how we and our business partners process data and could cause us to incur unexpected compliance costs and adversely affect demand for our services, or otherwise harm our business, results of operation and financial condition.

Human Capital Resources

The success of our business depends in large part on our ability to attract, retain, and develop a workforce of skilled employees at all levels of our organization. We provide employees with base wages and salaries that we believe are competitive and consistent with each employee’s position. We also work with local, regional, and state-wide agencies to facilitate workforce hiring and development initiatives. As of April 30, 2026, we had 21 full-time employees.

Intellectual Property Matters

Presently, apart from our primary website, we do not own other registered intellectual property rights and trademarks. In the course of our business, we developed expertise in the marketing process. Although we have non-disclosure policies in place with respect to our personnel and in our contractual relationships, we cannot guarantee that we will be able to protect our intellectual property rights with respect to this expertise.

Litigation

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We were not subject to any legal proceedings during the nine months ended April 30, 2026, and are not currently subject to any legal proceedings, and, to the best of our knowledge, no such proceeding is threatened, the results of which would have a material impact on our results of operation or financial condition. Nor, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

Properties

We previously leased office space located in Shanghai measuring approximately 543 square feet (50.4 square meters) from Shanghai DuBian Assets Management Ltd., which is managed by a relative of our former principal stockholder. The lease commenced on February 18, 2024 and expired on February 17, 2026, at a fixed monthly rent of USD 638 (RMB 4,600). Upon expiration of the lease term, the Company entered into a new lease agreement with an unrelated third-party landlord in February 2026. In addition, we entered into two short-term leases under SXHM and NJHY in 2025.

We also use the office located at 8832 Glendon Way, Rosemead, CA 91770, which is owned by a former primary shareholder and relative of a current major shareholder, for our minimal office facility needs. The original lease term was from January 1, 2025 through December 31, 2025, and beginning January 1, 2026, the lease has continued on a month-to-month basis at a fixed monthly rent of USD 1,000.

Corporate Structure

Our Company was originally incorporated in the State of Nevada on April 2, 2008, under the name PhotoAmigo, Inc. It changed its name to Hartford Great Health Corp. on August 22, 2018. On May 11, 2024, the Company further changed its name to Hartford Creative Group, Inc. We currently have three subsidiaries: Hartford ZY Culture Media (Shanghai) Co., Ltd. (“HFZY”), Shaoxing HuoMao Network Technology Co., Ltd. (SXHM), and Nanjing HaoYiPeng Information Technology Ltd (“NJHY”).

Corporate Information

Our principal executive office is located at 8832 Glendon Way, Rosemead, CA 91770. Our corporate website address is http://www.hfuscreative.com. Our telephone number is (626) 321-1915. Information contained in, or accessible through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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MANAGEMENT

The following individuals presently serve as our officers and directors:

Name and Municipality of Residence	Age	Positions With the Company	Board / Management Position Held Since
Sheng-Yih Chang, Los Angeles, CA	54	President, Chief Executive Officer and Director	2018
Lili Dai, Los Angeles, CA	49	Chief Financial Officer	2025
Yuan Lu, Shanghai, China	39	Independent Director	2019
Xin Dong, Los Angeles, CA	42	Independent Director	2018
Guo Jurong, Shanghai, China	62	Independent Director	2024
Shen Yiqian, Shanghai, China	68	Independent Director	2024

Each of the directors will serve until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. The following is information concerning the business backgrounds of each member of the Board of Directors (the “Board”):

Sheng-Yih Chang. Mr. Chang currently serves as the Chief Executive Officer, previously served as the Chief Financial Officer of the Company since June 2018, and the General Manager at Hartford Hotel, a commercial hotel in Rosemead, California since March 2018. Mr. Chang served as a Product Manager at Jowett Group, a textile manufacturing company in the USA, from November 2015 through September 2017, as an Operational Manager and General Manager at A-Concepts Designs, a houseware supplier company in the USA, from January 2004 through October 2015, as a General Manager at Long Arch International, a carving crafts supplier in the USA, from December 2000 through December 2003, as a Sales Manager at EZ Wholesale, a general merchandise wholesaler in the USA, from July 1998 through November 2000, and as a technician at Richcom Computer Corporation, a computer service provider in California, from July 1996 through November 1997. Mr. Chang studied electrical engineering at the University of British Columbia and holds a Bachelor of Science in Electrical Engineering from California State University, Northridge.

Lili Dai, Ms. Dai possesses a diverse background encompassing accounting, auditing, financial reporting, and management. Since December 2023, she has served as the principal of Green-Keen Consulting LLC. Prior to that, she served as Interim VP Controller at Inno Holdings Inc. From September 2021 to August 2023, she held the position of Director of Technical Accounting and Reporting at Tattooed Chef LLC, where she oversaw technical accounting matters and external financial reporting. From January 2018 to September 2021, Ms. Dai served as the Director of Accounting and Financial Reporting at Markwins Beauty Brands, responsible for managing global operational accounting and reporting functions. Earlier in her career, from October 2015 to December 2017, she worked as a Senior Technical Corporate Accountant at a multi-billion-dollar company, Monster Energy Drink. Ms. Dai’s tenure at PwC Los Angeles, from January 2012 to October 2015, involved supervising audit engagements for various large companies across diverse industries. She began her professional journey as an auditor at Frazer LLP, a regional CPA firm in California, from April 2008 to December 2011. Ms. Dai holds a Master of Science in Accountancy from California State University Fullerton and is an active Certified Public Accountant.

Yuan Lu. Ms. Lu graduated in 2008 with a Bachelor’s Degree from Anhui University of Technology in China majoring in International Trade and Economics. In 2013, Ms. Lu earned a Master’s Degree in International Language Arts from Shanghai University of Finance and Economics in China. From 2008-2009, Ms. Lu was an Assistant Teacher at New Channel International Educated Group, Ltd. From 2009 to 2010, Ms. Lu was a Customs Broker and Procurement Buyer at Shanghai Pan-Resources Imp&Exp Co., Ltd. From 2010 through the present, Ms. Lu has served as the Assistant chief executive officer at Shanghai Overseas Chinese Culture Media Co., Ltd.

Xin Dong. Mr. Dong has served as the Executive Director and General Manager of Shanghai Huitong Health Management Company, a senior care and traditional health management company, in China since September 2017. From July 2016 through August 2017, Mr. Dong acted as the Vice President and General Manager of Shanghai Huicai Financial Information Service Co., Ltd., a financial service and small loan company, in China. Mr. Dong has also served as the General Manager of Shenzhen Maoli International Trading Co., Ltd., an international trading company in Shenzhen, China, from April 2012 through June 2016, and as a Project Manager and Market Representative at Nanjing Hongyuan Electronic Technology Company, an electronics manufacturing company, from July 2007 through March 2012. Mr. Dong holds a Master’s Degree in International Finance and Trade from Shanghai Jiaotong University and a bachelor degree in Computer Science from Jiangsu University.

Guo Jurong. Mr. Guo is a seasoned academic and business executive with a distinguished career. He brings a wealth of experience to his leadership roles. Following his military service from February 1981 to June 1990, he pursued advanced degrees at Nanjing Maritime Institute from September 1990 to July 1996 and Nanjing University from September 1996 to July 2000. He has held leadership positions at renowned institutions such as Shanghai Jiao Tong University, serving as EMBA Program Director from August 2000 to March 2003 and Assistant Dean from April 2003 to May 2012. He also served as Executive Director of the Chinese Enterprise Development Research Institute from June 2012 to August 2015 and Secretary-General of the Academic Committee of the Ministry of Commerce of the People’s Republic of China from September 2015 to April 2018. Mr. Guo has served as the founding president of Shanghai University of Medicine and Pharmacy from June 2020 to October 2023 and is currently the dean of the China campus at United Business Institutes (UBI) in Belgium since November 2023. He is also a member of the advisory board of DeTong Capital and serves as an independent director on the boards of two publicly listed companies.

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Shen Yiqian, Ms. Shen, a financial executive with over four decades of experience, holds a degree in accounting from Shanghai University of Finance and Economics. Throughout her career, Ms. Shen has held key financial leadership positions at leading companies in various industries. Her career beginning with logistics management at Shanghai Haifeng Farm Brigade from 1975 to 1979. She then transitioned to accounting and treasury roles at Shanghai No. 19 Cotton Textile Factory from 1979 to 1995. She served as an Accounting Manager at Watanabe Group (Shanghai) International Business Co., Ltd. from 1995 to 2010. Subsequently, she held the position of Financial Director at Shanghai Jingyuan Real Estate Development Co., Ltd. from October 2010 to January 2018, Beijing Aodewei (Shanghai) Consulting Co., Ltd. from May 2018 to June 2019, and Shanghai Sirui Construction Technology Co., Ltd. from July 2019 to January 2023. This diverse experience equips her with a deep understanding of financial operations, strategic planning, and risk management.

Term of office

All officers and directors listed above will remain in office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified or until removed from office in accordance with our amended and restated bylaws. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board and/or any committee of our Board. Officers are appointed annually by our Board and each Executive Officer serves at the discretion of our Board. We do not have any standing committees. Our Board may in the future determine to pay the Directors’ fees and reimburse the Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Code of Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code of Ethics”) that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code of Ethics and all disclosures required by law regarding any amendments to, or waivers from, any provision of the Code of Ethics.

Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk. While the Company has not yet experienced a significant impact related to the situation in Ukraine caused by the Russian invasion, the Board will closely monitor the risks in relation to such developments, including but not limited to risks related to cybersecurity, sanctions, supply chains, suppliers, and service providers. Similarly, our Board is monitoring US-China relations to monitor risks such as political disruption, supply chain, and foreign exchange.

Board

Our business and affairs are managed under the direction of our Board. Our Board consists of five directors, four of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until their successors have been elected and qualified.

Committees of the Board

Effective as of the closing of the Offering, our Board will establish an audit committee and a compensation committee. Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

Effective as of the effective date of this registration statement, of which this prospectus forms a part, we will establish an audit committee consisting of Yiqian Shen, Jurong Guo, and Yuan Lu. Yiqian Shen will be the chairman of the audit committee. In addition, our Board has determined that Yiqian Shen is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

(a)	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual disclosure report;

(b)	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

(c)	discussing with management major risk assessment and risk management policies;

(d)	monitoring the independence of the independent auditor;

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(e)	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

(f)	reviewing and approving all related-party transactions;

(g)	inquiring and discussing with management our compliance with applicable laws and regulations;

(h)	preapproving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

(i)	appointing or replacing the independent auditor;

(j)	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

(k)	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

(l)	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The audit committee will be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

In addition, the Company intends to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Compensation Committee

Effective as of the effective date of this registration statement, of which this prospectus forms a part, we will establish a compensation committee of the Board to consist of Yiqian Shen, Jurong Guo, and Yuan Lu, each of whom is an independent director. Each member of our compensation committee is also a nonemployee director, as defined under Rule 16b-3 promulgated under the Exchange Act. Jurong Guo will be the chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

(a)	reviewing, approving, and determining, or making recommendations to our Board regarding, the compensation of our executive officers;

(b)	administering our equity compensation plans;

(c)	reviewing and approving, or making recommendations to our Board, regarding incentive compensation and equity compensation plans; and

(d)	establishing and reviewing general policies relating to compensation and benefits of our employees.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

(a)	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(b)	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

(c)	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending, or otherwise limiting his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings-and-loan, or insurance activities, or has been associated with persons engaged in any such activity;

(d)	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

As a “smaller reporting company,” we have elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, we are not required to provide a Compensation Discussion and Analysis, and certain other tabular and narrative disclosures relating to executive compensation.

This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) for the fiscal year ending July 31, 2025 (“Fiscal Year 2025”).

For Fiscal Year 2025, the Company’s NEOs were:

●	Sheng-Yih Chang, Chief Executive Officer (appointed April 1, 2024); Former Chief Financial Officer and

●	Lili Dai, Chief Financial Officer (“CFO”, appointed April 2025); formerly Interim Chief Financial Officer since March 2024.

The Company did not have any other NEOs for Fiscal Year 2025, as the Company’s other executive officer’s total compensation for Fiscal Year 2025 did not exceed $100,000, and no other individual’s position at the Company (or its subsidiaries) would make the individual an executive officer of the Company at any point during Fiscal Year 2025.

The following discussion may contain forward-looking statements that are based on current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts could vary significantly from historical practices and currently planned programs summarized in this discussion.

Compensation Program

During Fiscal Year 2025, the CEO began receiving monthly compensation of $9,000 and the CFO receives monthly compensation of $13,300, no other officer or director has received annual compensation since the beginning of the fiscal year. We intend to begin to pay an annual stipend to our nonemployee directors when, and if, we complete a primary public offering for the sale of securities and/or we reach profitability, experience positive cash flow, and/or obtain additional funding.

At such time, we anticipate offering cash and noncash compensation to executive officers and nonemployee directors. The objective of the compensation program of the Company is to provide a total-compensation package to each NEO that will enable the Company to attract, motivate, and retain outstanding individuals; align the interests of our executive team with those of our stockholders; encourage individual and collective contributions to the successful execution of our short- and long-term business strategies; and reward NEOs for performance.

Summary Compensation Table

Except for the compensation disclosed above under “Compensation Program”, no other compensation was awarded to, earned by, or paid to either of the Company’s NEOs for services rendered to the Company in its Fiscal Year 2025.

Narrative Disclosure to the Summary Compensation Table

Employee Benefits

We do not have any health and welfare or retirement benefits in place, although we may adopt such benefits in the future. The executive officers, including the NEOs, will be eligible to receive the same employee benefits that are generally available to all full-time employees, subject to the satisfaction of certain eligibility requirements. In structuring these benefit plans, the Company will seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.

Agreement with our NEOs

Mr. Chang is party to an amended and restated employment agreement with the Company, dated December 31, 2024 (the “Chang Employment Agreement”).

The initial term of the Chang Employment Agreement runs through July 31, 2025, and will automatically renew each year for an additional 12 months, absent the parties terminating the agreement. Pursuant to the CEO Employment Agreement, Mr. Chang is entitled to receive an annualized base salary of $108,000, paid monthly.

The Chang Employment Agreement provides that Mr. Chang must provide 60 days’ written notice prior to a resignation, with or without good reason. Upon receiving such notice, the Company must continue to pay Mr. Chang’s salary through his resignation date. In the event of Mr. Chang’s termination without Cause (as defined under the Chang Employment Agreement), Mr. Chang is entitled to a one-year continuation of his then-current base salary and 12-months of COBRA continuation premiums at the same level as other active employees. Mr. Chang is subject to a non-disclosure of confidential information covenant under the Chang Employment Agreement.

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On April 3, 2025, the Company entered into an employment agreement with the CFO, Ms. Dai, establishing an at-will employment relationship with a monthly compensation of $13,300. The agreement may be terminated by either party at any time with 60 days’ prior notice. Under the terms of the agreement, Ms. Dai is also bound by a confidentiality covenant regarding the non-disclosure of confidential information.

Outstanding Equity Awards at 2024 Fiscal Year-End

The Company has not granted any incentive equity to its NEOs, and thus neither NEO had any outstanding equity awards in the Company as of July 31, 2025.

Potential Payments Upon Termination or Change in Control

Neither NEO was eligible for additional payments upon termination or resignation of employment, or a change in control, as of the last day of Fiscal Year 2025.

Omnibus Incentive Plan

The Company intends to adopt an omnibus incentive plan, which shall become effective as of the later date the Company’s common stock first commences trading on the Nasdaq or the date the plan receives stockholder approval. The Company would like to adopt such a plan in order to (a) encourage the profitability and growth of the Company by offering short-term and long-term incentives under such plan that are consistent with the Company’s objectives; (b) give participants an incentive for excellence in individual performance; (c) promote teamwork among participants; and (d) give the Company a significant advantage in attracting and retaining key employees, nonemployee directors and consultants. To accomplish these purposes, the Company intends for the plan to provide for the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, dividend-equivalent rights, and other share-based, share-related or cash-based awards (including performance-based awards). As of the date of this prospectus, such plan has not yet become effective.

Director Compensation Table

None of the Company’s nonemployee directors received any compensation related to their Board service in Fiscal Year 2025 or had any outstanding equity awards as of July 31, 2025. As mentioned under “Compensation Program” above, we intend to begin to pay an annual stipend to our nonemployee directors when, and if, we complete a primary public offering for the sale of securities and/or we reach profitability, experience positive cash flow, and/or obtain additional funding.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of July 10, 2026, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of July 10, 2026. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 25,027,004, shares of common stock issued and outstanding on July 10, 2026, and 30,027,004 shares of common stock issued and outstanding after this offering, assuming a common stock offering of 5,000,000 shares and including any securities that individual has the right to acquire within 60 days following the date of this prospectus.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Title	Shares of Common Stock Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Officers and Directors
Sheng-Yih Chang	Chief Executive Officer and Director	11,446,700	45.7%	38.1%
Lili Dai	Chief Financial Officer	125,000	*	*
Yuan Lu(3)	Independent Director	-	-	-
Xin Dong	Independent Director	-	-	-
Jurong Guo(3)	Independent Director	-	-	-
Yiqian Shen(3)	Independent Director	-	-	-
Officers and Directors as a Group		11,571,700	46.2%	38.5%
5% Stockholders
Erin Songwang(4)		9,798,720	39.2%	32.6%

*	Less than 1%
(1)	Unless otherwise indicated the business address for each of the individuals is 8832 Glendon Way, Rosemead, CA 91770.
(2)	The address is 729 Carriage House Drive, Arcadia, CA 91006.
(3)	The address is RM 3806 218 Wusong Rd., Hongkou District, Shanghai, China.
(4)	Based upon information provided in the Schedule 13D, dated December 4, 2024, filed by Erin Songwang, which contains the following address for the stockholder: 729 Carriage House Drive, Arcadia, CA 91006.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed in Note 3, “Related Party Transactions,” included in the 2026 Quarterly Reports (as defined below), including the Q3 2026 Quarterly Report, and incorporated by reference within this prospectus, and in Note 4, “Current Loan Receivable-Related Party” and Note 5, “Related Party Transactions,” included in the 2025 Annual Report (as defined below) that was incorporated by reference within this prospectus, during the last two fiscal years, there are no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceed or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had, or will have, a direct or indirect material interest.

Indemnification Agreements

Upon the closing of this offering, the Company will enter into indemnity agreements with each of its directors and officers (the “Indemnity Agreements”), undertaking to indemnify them to the fullest extent permitted by law on the terms set forth therein. This indemnification is limited to events where the director or officer acted in good faith and in a manner the relevant director or officer reasonably believed to be in and/or not opposed to the best interests of the Company, and the relevant director or officer had no reasonable cause to believe that his or her conduct was unlawful.

The foregoing summary of the Indemnity Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Indemnity Agreement, a copy of which is filed as Exhibit 10.1.

Policies and Procedures for Related-Person Transactions

Upon the closing of this offering, the Board will adopt a written related-person-transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related-person transactions. A “related-person transaction” is a transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is, or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or directors;

●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother in-law, or sister-in-law of a director, executive officer, or beneficial owner of more than 5% of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer, or beneficial owner of more than 5% of the Company’s voting securities; and

●	any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We intend to establish policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related-party transactions.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws, are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying cash dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in “— Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below of backup withholding and withholding under FATCA (defined below), a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net-income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch-profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

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A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will be subject to backup withholding or information reporting unless the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections are commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the nonfinancial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or nonfinancial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

These withholding taxes would be imposed on dividends with respect to our common stock to foreign financial institutions or non-financial foreign entities (including in their capacity as agents or custodians for beneficial owners of our common stock) that fail to satisfy the above requirements. Prior to the issuance of proposed U.S. Treasury regulations, withholding taxes under FATCA also would have applied to gross proceeds from the disposition of our common stock. However, the proposed U.S. Treasury regulations provide that such gross proceeds are generally not subject to withholding taxes under FATCA. Taxpayers (including withholding agents) may currently rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. There can be no assurance that final U.S. Treasury Regulations would provide an exemption from FATCA withholding for gross proceeds.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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DESCRIPTION OF SECURITIES

The following description summarizes certain important terms of our capital stock, as they are expected to be in effect immediately prior to the completion of this offering. We have adopted articles of incorporation, as amended and amended and restated bylaws, and this description summarizes the provisions that are included and are expected to be included in such documents. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Securities,” you should refer to our articles of incorporation, as amended, and our amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law. The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Certificate of Incorporation and our Bylaws.

General

On March 28, 2025, the Board of Directors approved by unanimous written consent a reverse stock split of the Company’s authorized shares and issued and outstanding shares of common stock, par value $0.001 per share, at a ratio of 1-for-4. On March 31, 2025, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to effect the 1-for-4 Reverse Stock Split, which became effective as of March 31, 2025. As a result of the Reverse Split, every four shares of the Company’s pre-Reverse Split Common Stock has been combined into one share of the Company’s post-Reverse Split Common Stock, without any change in par value per share. Prior to the Reverse Split, the Company was authorized to issue (i) 300,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As a result of the Reverse Split, the Company is authorized to issue 75,000,000 shares of Common Stock. The par value per share of the Common Stock will remain unchanged at $0.001 per share. The total number of shares of Preferred Stock authorized for issuance will not be impacted by the Reverse Stock Split.

As of July 10, 2026, no shares of preferred stock are issued and outstanding and 25,027,004 shares of common stock are issued and outstanding. As of July 10, 2026, there were 17 holders of record of our common stock, this number does not include ‘beneficial owners’ whose shares are held in ‘street name’ by banks, brokers, and other financial institutions.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Nevada law, holders of the Company’s common stock may receive dividends or other distributions, if any, as may be declared by the Company’s Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation, Bylaws and Nevada Law

Our articles of incorporation, as amended, bylaws, and the Nevada Revised Statutes (“NRS”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders. We are subject to Sections 78.411 – 78.444 of the Nevada Revised Statutes, relating to combinations with interested stockholders whose acquisition of shares was not approved by the Company’s board of directors (the “Board”). These provisions prohibit an “interested stockholder” from entering into a “combination” with the Company unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the Company’s capital stock entitled to vote

Exclusive Forum

Our amended and restated bylaws provide that the state or federal courts located in Nevada will be the exclusive forum for: (i) any actual or purported derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty by any of our directors, officers or other employee; (iii) any action asserting a claim against us or our directors or officers arising pursuant to the NRS,our articles of incorporation, as amended; or (iv) any action asserting a claim against us or our officers or directors that is governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have notice of and to have consented to this provision of our bylaws. Pursuant to the NRS, this provision does not apply to claims brought under federal law, including the Securities Act or the Exchange Act. The exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

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Capital stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which apply so long as our securities are listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes.

Our Board may generally issue shares of common stock or preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Vacancies

In addition, our amended and restated bylaws also provides that any vacancy occurring in our Board may be filled by election at an annual or special meeting of the stockholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of the Board), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified.

No cumulative voting

Under Nevada law, the right to vote cumulatively does not exist unless the articles of incorporation specifically authorizes cumulative voting. Our articles of incorporation, as amended, does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special stockholder meetings

Our amended and restated bylaws provide that special meetings of our stockholders may be called at any time by the Board, the chairman of the Board, the President, or by holders of a majority of the Company’s issued and outstanding stock. Our Bylaws require the notice for any special meeting to set forth the purpose or purposes of the special meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for advance notification of director nominations and stockholder proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of individuals for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 75 days nor more than 100 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to the anniversary date or delayed more than 60 days after the anniversary date, then to be timely the notice must be received by the Company no later than 70 days prior to the date of the annual meeting or the close of business on the 7th day following the earlier of the date on which notice of the annual meeting was first mailed or the date on which the meeting date is announced publicly. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Shareholder action by written consent

Our amended and restated bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken by written consent in lieu of a meeting of stockholders.

Amendment and restatement of bylaws

Our Bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Nevada.

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The combination of the composition of our Board and the lack of cumulative voting will make it more difficult for stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ rights of appraisal and payment

Under the NRS, with certain exceptions, our stockholders will have dissenters rights in connection with a merger, a sale of all or substantially all of our assets, an interest exchange or a conversion. Pursuant to the NRS, stockholders who properly request and perfect dissenters rights in connection with such merger, sale of all or substantially all of our assets, interest exchange or conversion will have the right to receive payment of the fair value of their shares as agreed to between the stockholder and the Company. If a dissenting stockholder and the Company cannot agree on the fair value of their shares, the dissenting stockholder may seek juridical determination by filing the action in the Nevada’s state district courts generally in the district court of the county where the company’s registered office in Nevada is located.

Shareholders’ derivative actions

Under the Nevada rules of civil procedure, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action (i) is a holder of our shares at the time of the transaction to which the action relates or such stockholder became a stockholder by operation of law and (ii) fairly and adequately represents the interests of the Company in enforcing the right of the Company.

Limitations on liability and indemnification of officers and directors

The NRS eliminates the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties, subject to certain exceptions. However, exculpation will not apply to any director or officer if the director or officer has breached their fiduciary duties as an officer or director, and such breach involved intentional misconduct, fraud, or a knowing violation of law, or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

Our articles of incorporation, as amended, eliminate personal liability of our officers and directors to the corporation or our stockholders for damages resulting from breach of the officers’ or directors’ fiduciary duties, except where the breach in question involves intentional misconduct, fraud, knowing violation of law, or the payment of dividends in violation of NRS 78.300.

The limitation of liability and indemnification provisions in our articles of incorporation, as amended, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

As of July 10, 2026, there is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Business combinations

Sections 78.411 to 78.444 of the NRS, which apply to any publicly traded Nevada corporation with 200 or more stockholders of record which has not otherwise effectively opted out of application of the Combinations with Interested Stockholders Statute in its Articles of Incorporation, or by amendment thereto, including us, prohibits an “interested stockholder” from entering into a “combination” with the corporation for two years, unless certain conditions are met. A “combination” includes:

●	any merger of the corporation or any subsidiary of the corporation with an “interested stockholder,” or any other entity, whether or not itself an “interested stockholder,” which is, or after and as a result of the merger would be, an affiliate or associate of an “interested stockholder;”

●	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction, or a series of transactions, to or with an “interested stockholder” or any affiliate or associate of an “interested stockholder,” of assets of the corporation or any subsidiary:

○	having an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s assets, determined on a consolidated basis;

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○	having an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or

○	representing more than 10% of the earning power or net income, determined on a consolidated basis, of the corporation; or

●	the issuance or transfer by the corporation or any subsidiary, of any shares of the corporation or any subsidiary to an “interested stockholder” or any affiliate or associate of an “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation, except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation;

●	the adoption of any plan, or proposal for the liquidation or dissolution of the corporation, under any agreement, arrangement or understanding, with the “interested stockholder,” or any affiliate or associate of the “interested stockholder;”

●	if any of the following actions occurs:

○	a reclassification of the corporation’s securities, including, without limitation, any splitting of shares, share dividend, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;

○	recapitalization of the corporation;

○	merger or consolidation of the corporation with any subsidiary;

○	or any other transaction, whether or not with or into or otherwise involving the interested stockholder,

under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the corporation or any subsidiary of the corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares.

●	any receipt by an “interested stockholder” or any affiliate or associate of an “interested stockholder,” except proportionately as a stockholder of the corporation, of the benefit of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation.

An “interested stockholder” is a person who is:

●	directly or indirectly, the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation; or

●	an affiliate or associate of the corporation, which at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

A corporation to which the Combinations with Interested Stockholders Statute applies may not engage in a “combination” within two years after the interested stockholder first became an interested stockholder, unless the combination meets all of the requirements of the corporation’s articles of incorporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder, or (ii)(a) the combination is approved by the board of directors and (b) at or after that time, the combination is approved at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the stockholders representing at least sixty percent (60%) of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. If this approval is not obtained, the combination may be consummated after the two year period expires if either (i)(a) the combination or transaction by which the person first became an interested stockholder is approved by the board of directors before such person first became an interested stockholder, (b) the combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, or (c) the combination otherwise meets the requirements of the Combination with Interested Stockholders statute. Alternatively, a combination with an interested stockholder engaged in more than 2 years after the date the person first became an interested stockholder may be permissible if the aggregate amount of cash and the market value of consideration other than cash to be received by holders of shares of Common Stock and holders of any other class or series of shares meets the minimum requirements set forth in the statue, and prior to the completion of the combination, except in limited circumstances, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation.

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Acquisition of Controlling Interest Statute

In addition, Nevada’s “Acquisition of Controlling Interest Statute,” prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. Sections 78.378 to 78.3793 of the NRS only apply to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, that do business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application.

We do not intend to “do business” in Nevada within the meaning of the Acquisition of Controlling Interest Statute. Therefore, we believe it is unlikely that this statute will apply to us. The statute specifies three thresholds that constitute a controlling interest:

●	at least one-fifth but less than one-third;

●	at least one-third but less than a majority; and

●	a majority or more, of the outstanding voting power.

Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right. However, the Acquisition of Controlling Interest Statute specifically exempts the acquisition of shares listed on a national securities exchange pursuant to a tender offer under section 14(d) of the Securities Exchange Act, if the shares so acquired would constitute a majority of the voting power.

A special stockholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders’ meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

Our Articles of Incorporation, as amended, and Amended and Restated Bylaws do not currently permit us to redeem an acquiror’s shares under these circumstances. The Acquisition of Controlling Interest Statute also provides that in the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the NRS.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated stockholder” to effect various business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in such stockholder becoming an affiliated stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company, 860 Blue Gentian Rd, Suite 320, Eagan, MN 55121. Phone number: 1-855-584-2880.

Listing

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “HFUS” which listing is a condition to this offering.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, not all shares of our common stock will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Upon completion of the sale of 5,000,000 shares of common stock pursuant to this offering, we will have 30,027,004 shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

All previously issued shares of common stock that were not offered and sold in this offering, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

●	provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement entered into by and between the Company and WestPark Capital, Inc., the Representative of the underwriters named below, the underwriters have severally agreed to purchase from us on a firm commitment basis the following respective number of common stock at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Name	Number of shares
WestPark Capital, Inc.	[●]
American Trust Investment Services, Inc.	[●]

Total	5,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common stock offered by this prospectus if any such shares are taken.

We agree to indemnify the underwriters, its members, managers, officers, employees, agents, affiliates and controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We plan to have our common stock approved for listing on the Nasdaq Capital Market under the symbol “HFUS.”

Discounts and Expenses

We have agreed to pay the underwriters a discount equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering.

The underwriters have advised us that they propose to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus. After this offering, the public offering price and concession to dealers may be reduced by the underwriters. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us.

	Per Share	Total
Public offering price	$4.00	$20,000,000
Underwriting discounts (7.0%)(1)	$0.28	$1,400,000
Proceeds, before expenses, to us	$3.72	$18,600,000

(1) Does not include out-of-pocket expenses and the non-accountable expenses allowance as disclosed below.

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We have agreed to reimburse the Representative, promptly when invoiced, for all of its reasonable, out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) in connection with the performance of its services. The Underwriter will be reimbursed by the Company for all of its accountable expenses up to a maximum of $100,000, and expert consultants, underwriting, advertising, travel, domestic and foreign regulatory related expenses. The Representatives will also receive at the Closing from the Company an unaccountable expense allowance equivalent to two percent (2%) of the gross proceeds derived from the Offering. In addition to the above expenses, the Company will cover the cost of all legal fees and expenses of Underwriter counsels and expenses paid on the Issuer’s behalf.

Right of First Refusal

Subject to FINRA Rule 5110(g)(5)(B), it agrees that for a period of three (3) months following the closing of the Offering or until an offering occurs which Representatives declined, the Company shall notify Representative in writing at least thirty (30) days prior to a proposed U.S. public offering of any debt or equity securities (other than bank debt or similar financing) by the Company or by any of its majority owned or controlled United States subsidiaries (collectively referred to herein as the Company) that Representative or, at their option, a group of associated investment bankers shall have the right of first refusal to effect the offering. Representative agrees to notify the Company, within ten (10) days of its exercise of the right of first refusal. If Representatives fail to exercise the right of first refusal within the ten (10) day period and the principal terms of the proposed subsequent financings thereafter are altered in any material respect, the Company shall again offer to Representative the right of first refusal. Notwithstanding the foregoing, if Representative declines to exercise its right of first refusal for any specific offering, and the Company completes such offering with another investment banking firm, then Representative shall not have the right of first refusal for any future Company financings, and if the Company receives a proposal from a “bulge “bracket” underwriter to undertake such a financing, Representative shall not have the right of first refusal set forth in the paragraph (provided, however, that the Company shall cause such underwriter to allow the Representative to participate in such financing).

Electronic Offer, Sale and Distribution of Common Stock

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that may make internet distributions on the same basis as other allocations.

Lock-up Agreements

We or any our successors have agreed that we will not (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our common stock or any securities that are convertible into or exercisable or exchangeable for or represent the right to receive our common stock, (b) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or (c) purchase any shares of our capital stock (other than repurchases at cost or without cost pursuant to the terms of our stock option and restricted stock purchase agreements), without the prior written consent of the Representative for a period of six (6) months following the closing of this offering.

Each of our directors, officers and holders of five percent (5%) or more of our securities (including warrants, options, convertible securities, and shares of common stock of the Company) have agreed to be subject to the foregoing restrictions for a period of six months following the effective date of this prospectus.

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Stabilization

Prior to this offering, our common stock is listed on the OTC Markets Group under the symbol “HFUS.” The initial public offering price for our common stock will be determined by negotiations among us and the underwriters. Among the factors to be considered in determining the initial public offering price are the trading price of the common stock on the OTC Markets Group, the information set forth in this prospectus and otherwise available to the underwriters, our results of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, the assessment of our management, currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company, and other factors deemed relevant by the underwriters and us. Neither we nor the underwriters can assure investors that an active trading market will develop for common stock, or that our common stock will trade in the public market at or above the initial public offering price.

The initial public offering price of $4.0 set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. We have applied to have our common stock approved for listing on the Nasdaq Capital Market under the symbol “HFUS.”

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of common stock. As a result, the price of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise, and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their clients and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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EXPERTS

Simon & Edward, LLP, an independent certified public accounting firm, audited our consolidated financial statements for the years ended July 31, 2025 and 2024, included in our 2025 Annual Report, which was incorporated by reference into this prospectus of which this registration statement form a part. We have incorporated our consolidated financial statements by reference in this prospectus and elsewhere in the registration statement in reliance on the reports of Simon & Edward, LLP which contains an explanatory paragraph related to substantial doubt about the ability of Hartford Creative Group, Inc. to continue as a going concern as described in Note 2 to the consolidated financial statements, given on their authority as experts in accounting and auditing.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Winston & Strawn LLP, Houston, Texas and Woodburn and Wedge, Reno, Nevada with respect to matters of Nevada law. Sichenzia Ross Ference Carmel LLP is acting as counsel for the Representative with respect to the offering.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at http://www.hfuscreative.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Quarterly Report on Form 10-Q for the three and nine months ended April 30, 2026 filed with the SEC on June 12, 2026 (the “Q3 2026 Quarterly Report”), the three and six months ended January 31, 2026 filed with the SEC on March 13, 2026, and the three months ended October 31, 2025 filed with the SEC on December 15, 2025 (the “2026 Quarterly Reports”); and

●	our Annual Report on Form 10-K for the year ended July 31, 2025 filed with the SEC on October 15, 2025 (the “2025 Annual Report”); and

●	our Quarterly Report on Form 10-Q for the three and nine months ended April 30, 2025 filed with the SEC on June 13, 2025, the three and six months ended January 31, 2025 filed with the SEC on March 17, 2025 and Amended Quarterly Report on Form 10-Q/A for the three months ended October 31, 2024 filed with the SEC on January 16, 2025 (together, the “2025 Quarterly Reports”); and

●

our Current Report on Form 8-K, filed with the SEC on April 7, 2025, disclosing a 1-for-4 reverse stock split effective March 31, 2025, which adjusted the number of outstanding shares and affected per-share data, including earnings per share, as reflected in the ‘Summary Historical Financial Information’ incorporated herein; and

●	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the 2024 Annual Report (other than the portions of these documents not deemed to be filed).

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: 8832 Glendon Way, Rosemead, California 91770, (626)321-1915. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

You also may access these filings on our website at http://www.hfuscreative.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

70

5,000,000 Shares

HARTFORD CREATIVE GROUP, INC.

PROSPECTUS

               , 2026

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and non-accountable expense allowance, all of which will be paid by us. All amounts are estimated.

Amount
Securities and Exchange Commission registration fee	$1,880
FINRA filing fee	$5,535
NASDAQ listing fee	$5,050
Accountants’ fees and expenses	$10,000
Legal fees and expenses	$590,000
Underwriting related expenses	$100,000
Fees paid or payable to former underwriters in connection with the offering	$190,000
Printing and Other Miscellaneous	$30,000
Total expenses	$932,465

Item 14. Indemnification of Directors and Officers.

Section 78.7502 of the NRS permits a corporation to indemnify any person who was, is or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement. The person to be indemnified must (i) not be liable pursuant to Section 78.138 of the N.R.S., or (ii) have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his conduct was unlawful.

With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of the Board of Directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.751 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Our articles of incorporation, as amended, require indemnification of our officers and directors to the maximum extent permitted by law. Our bylaws permit advancement of expenses incurred in defending an action upon receipt of upon receipt of (i) a written affirmation of such officer or director’s good faith belief that he has he conducted himself in good faith and that he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, or (b) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation’s best interests, or (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. (ii) a written undertaking, executed personally or on the officer’s or director’s behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct, and (iii) a determination is made by the (w) a majority of a quorum of the board of directors, (x) a committee of the board of directors if a quorum cannot be obtained, (y) independent legal counsel, or (z) the stockholders, that the facts as then known to the group would not preclude indemnification.

We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

Our articles of incorporation, as amended, permit us to maintain insurance providing for indemnification. We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

None

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1*	Articles of incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on February 2, 2010)
3.2*	First Amendment to articles of incorporation, as amended, of the Registrant
3.3*	Second Amendment to articles of incorporation, as amended, of the Registrant
3.4*	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on February 2, 2010)
3.5*	Amended and Restated articles of incorporation, as amended, of the Registrant
3.6*	Amended and Restated Bylaws of the Registrant
3.7*	Certificate of Change for Hartford Creative Group, Inc., effective as of March 31, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Periodic Report on Form 8-K filed on April 7, 2025).
4.1*	Description of Capital Stock
5.1**	Opinion of Woodburn and Wedge
10.1*	Form of Indemnification Agreement
10.2*	Employment Agreement between the Registrant and Sheng-Yih Chang (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 7, 2025)
10.3*	ICFO Consulting Agreement, dated March 18, 2024, between the Registrant and Green-Keen Consulting LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024)
10.4*	Employment Agreement between the Registrant and Lili Dai
14.1*	Code of Business Conduct and Ethics
21.1*	List of Subsidiaries of the Registrant
23.1	Consent of Simon & Edward, LLP
23.2**	Consent of Woodburn and Wedge (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1*	Consent of Sheng-Yih Chang
99.2*	Consent of Yuan Lu
99.3*	Consent of Xin Dong
99.4*	Consent of Guo Jurong
99.5*	Consent of Shen Yiqian
107*	Fee Table

* Previously filed.

** To be filed by amendment.

++ Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish an unredacted copy to the SEC upon its request.

# Certain schedules and exhibits have been omitted in compliance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

(b)	Financial Statement Schedules: The schedules of financial statements and related notes set forth under “Incorporation of Certain Information by Reference” of this Registration Statement is incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HARTFORD CREATIVE GROUP, INC.

Date: July 13, 2026	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheng-Yih Chang, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sheng-Yih Chang	Chief Executive Officer, President and Director	July 13, 2026
Sheng-Yih Chang	(Principal Executive Officer)

/s/ Lili Dai	Chief Financial Officer	July 13, 2026
Lili Dai	(Principal Accounting Officer)

/s/ Yuan Lu	Director	July 13, 2026
Yuan Lu

/s/ Xin Dong	Director	July 13, 2026
Xin Dong

/s/ Jurong Guo	Director	July 13, 2026
Jurong Guo

/s/ Yiqian Shen	Director	July 13, 2026
Yiqian Shen

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